Filed pursuant to Rule 424(b)(5)

Registration No. 333-288515

PROSPECTUS SUPPLEMENT

(To Prospectus Dated August 12, 2025)

1,111,200 Shares

Common Stock

CEL-SCI Corporation

We are offering 1,111,200 shares of our common stock par value $0.01 per share, pursuant to this prospectus supplement and the accompanying prospectus. The shares will be sold for a purchase price of $9.00 per share.

We have engaged ThinkEquity LLC (the “placement agent”) to act as our exclusive placement agent in connection with this offering. The placement agent has agreed to use its reasonable best efforts to arrange for the sale of the securities offered by this prospectus. The placement agent is not purchasing or selling any of the securities we are offering and the placement agent is not required to arrange the purchase or sale of any specific number or dollar amount of securities. We have agreed to pay placement agent fees to the placement agent as set forth in the table below, which assumes that we sell all of the securities offered by this prospectus. Since we will deliver the securities to be issued in this offering upon our receipt of investor funds, there is no arrangement for funds to be received in escrow, trust or similar arrangement. There is no minimum offering requirement as a condition of closing of this offering. Because there is no minimum offering amount required as a condition to closing this offering, we may sell fewer than all of the securities offered, which may significantly reduce the amount of proceeds received by us, and investors in this offering will not receive a refund in the event that we do not sell an amount of securities sufficient to pursue our business goals described in this prospectus. In addition, because there is no escrow account and no minimum offering amount, investors could be in a position where they have invested in our company, but we are unable to fulfill all of our contemplated objectives due to a lack of interest in this offering. Further, any proceeds from the sale of securities offered by us will be available for our immediate use, despite uncertainty about whether we would be able to use such funds to effectively implement our business plan. See the section entitled “Risk Factors” for more information. We will bear all costs associated with the offering. See “Plan of Distribution” on page S-29 of this prospectus for more information regarding these arrangements.

Our common stock is listed on the NYSE American under the symbol “CVM.” The last reported sale price of our common stock on the NYSE American on August 27, 2025 was $13.04 per share.

Effective May 20, 2025, we completed a 1-for-30 reverse stock split of our outstanding common stock (“Reverse Stock Split”). The reverse stock split did not reduce the number of authorized shares of our common stock or preferred stock. All share and per share amounts in this prospectus supplement and in the 10-Q for the period ended June 30, 2025 have been adjusted to give effect to the reverse stock split. However, all other documents incorporated by reference, including the financial statements for prior periods, do not reflect the Reverse Stock Split.

Investing in our securities involves significant risks. Please read the information contained in or incorporated by reference under the heading “Risk Factors” beginning on page S-13 of this prospectus supplement, and under similar headings in other documents filed after the date hereof and incorporated by reference into this prospectus supplement and the accompanying prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Per Share	Total
Public offering price	$9.00	$10,000,800
Placement agent commissions (1)	$0.63	$700,056
Proceeds, before expenses, to us	$8.37	$9,300,744

(1)

In addition to the placement agent commissions, we have agreed to reimburse the placement agent for certain expenses in connection with this offering. See “Plan of Distribution” for a description of the compensation payable to the placement agent.

The delivery to purchasers of the securities in this offering is expected to be made on or about August 29, 2025, subject to satisfaction of certain customary closing conditions.

ThinkEquity

The date of this prospectus supplement is August 27, 2025.

Prospectus Supplement

Prospectus

ABOUT THIS PROSPECTUS SUPPLEMENT

This document is part of the registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or the SEC, using a “shelf” registration process (Registration File No. 333-288515) and consists of two parts. The first part is this prospectus supplement, which describes the specific terms of this offering. The second part, the accompanying prospectus, gives more general information, some of which may not apply to this offering. Generally, when we refer only to the “prospectus,” we are referring to both parts combined. This prospectus supplement may add to, update or change information in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement or the accompanying prospectus.

If information in this prospectus supplement is inconsistent with the accompanying prospectus or with any document incorporated by reference that was filed with the SEC before the date of this prospectus supplement, you should rely on this prospectus supplement. This prospectus supplement, the accompanying prospectus and the documents incorporated into each by reference include important information about us, the securities being offered and other information you should know before investing in our securities. You should also read and consider information in the documents we have referred you to in the sections of this prospectus supplement entitled “Where You Can Find Additional Information” and “Incorporation of Certain Information by Reference.”

You should rely only on this prospectus supplement, the accompanying prospectus, the documents incorporated or deemed to be incorporated by reference herein or therein and any free writing prospectus prepared by us or on our behalf. We have not authorized anyone to provide you with information that is in addition to or different from that contained or incorporated by reference in this prospectus supplement, the accompanying prospectus and any free writing prospectus. If anyone provides you with different or inconsistent information, you should not rely on it. We are not offering to sell these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained in this prospectus supplement, the accompanying prospectus or any free writing prospectus, or incorporated by reference herein, is accurate as of any date other than as of the date of this prospectus supplement or the accompanying prospectus or any free writing prospectus, as the case may be, or in the case of the documents incorporated by reference, the date of such documents regardless of the time of delivery of this prospectus supplement and the accompanying prospectus or any sale of our securities. Our business, financial condition, liquidity, results of operations and prospects may have changed since those dates.

All references in this prospectus supplement or the accompanying prospectus to “the Company,” “our company,” “CEL-SCI,” “we,” “us,” or “our” mean CEL-SCI Corporation, a Colorado corporation, unless we state otherwise or the context otherwise requires.

No action is being taken in any jurisdiction outside the United States to permit a public offering of our securities or the possession or distribution of this prospectus supplement or the accompanying prospectus in that jurisdiction. Persons who come into possession of this prospectus supplement or the accompanying prospectus in jurisdictions outside the United States are required to inform themselves about, and to observe, any restrictions as to this offering and the distribution of this prospectus supplement or the accompanying prospectus applicable to that jurisdiction.

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 SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are those that predict or describe future events or trends and that do not relate solely to historical matters. You can generally identify forward-looking statements as statements containing the words “believe,” “expect,” “may,” “will,” “anticipate,” “intend,” “estimate,” “project,” “plan,” “assume” or other similar expressions, although not all forward-looking statements contain these identifying words. All statements contained in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein regarding our future strategy, plans and expectations regarding clinical trials, future regulatory approvals, our plans for the manufacturing and commercialization of our products, future operations, projected financial position, potential future revenues, projected costs, future prospects, and results that might be obtained by pursuing management’s current plans and objectives are forward-looking statements. Forward-looking statements include, but are not necessarily limited to, those relating to:

•	our expectations related to the use of proceeds from this offering;
•	our need for, and ability to raise, additional capital;
•	the results and timing of our clinical trials, including in particular our Phase 3 clinical trial for Multikine;
•

the regulatory review process and any regulatory approvals that may be issued or denied by the U.S. Food and Drug Administration, the European Medicines Agency, United Kingdom’s Medicines and Healthcare Products Regulatory Agency (MHRA), Health Canada or other regulatory agencies;

•	our manufacturing plans;
•	our need to secure collaborators to license, manufacture, market and sell any products for which we receive regulatory approval in the future;
•	the results of our internal research and development efforts;
•	the commercial success and market acceptance of any of our product candidates that are approved for marketing in the United States or other countries;
•	the safety and efficacy of medicines or treatments introduced by competitors that are targeted to indications which our product candidates are being developed to treat;
•	the acceptance and approval of regulatory filings;
•	our current or prospective collaborators’ compliance or non-compliance with their obligations under our agreements with them;
•	our plans to develop other product candidates; and
•	other factors discussed elsewhere in this prospectus supplement, the accompanying prospectus or the documents incorporated by reference herein and therein.

You should not place undue reliance on our forward-looking statements because the matters they describe are subject to known and unknown risks, uncertainties and other unpredictable factors, many of which are beyond our control. Our forward-looking statements are based on the information currently available to us and speak only as of the date on the cover page of this prospectus supplement. New risks and uncertainties arise from time to time, and it is impossible for us to predict these matters or how they may affect us. We have included important factors in the cautionary forward-looking statements above and in the section of this prospectus supplement entitled “Risk Factors,” which we believe over time, could cause our actual results, performance or achievements to differ from the anticipated results, performance or achievements that are expressed or implied by our forward-looking statements. If any of these risks or uncertainties materialize, or if any of our underlying assumptions are incorrect, our actual results may differ significantly from the results that we express in or imply by any of our forward-looking statements. These and other risks are detailed in this prospectus supplement, in the accompanying prospectus, in the documents that we incorporate by reference into this prospectus supplement and the accompanying prospectus and in other documents that we file with the SEC. We have no duty to, and do not intend to, update or revise the forward-looking statements in this prospectus supplement after the date of this prospectus supplement except to the extent required by the federal securities laws. You should consider all risks and uncertainties disclosed in our filings with the SEC described in the sections of this prospectus supplement entitled “Risk Factors,” “Where You Can Find Additional Information” and “Incorporation of Certain Information by Reference,” and the section of the accompanying prospectuses entitled “Additional Information” all of which are accessible on the SEC’s website at www.sec.gov.

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PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights selected information contained elsewhere or incorporated by reference in this prospectus supplement and the accompanying prospectus. This summary does not contain all the information that you should consider before investing in our securities. You should read the entire prospectus supplement and the accompanying prospectus carefully, including “Risk Factors” contained in this prospectus supplement and the accompanying prospectus, the financial statements incorporated by reference in this prospectus supplement and the accompanying prospectus, and the other documents identified under the headings “Where You Can Find Additional Information” and “Incorporation of Certain Information by Reference” in this prospectus supplement, before making an investment decision.

THE OFFERING

Common Stock we are offering	1,111,200 shares of common stock

Common stock outstanding prior to this offering	6,882,156 shares of common stock

Common stock to be outstanding after this offering	7,993,356 shares of common stock

NYSE American Symbol and Listing	Our common stock is listed on the NYSE American under the symbol “CVM.”

Use of Proceeds

We estimate that the net proceeds from this offering will be approximately  $9.0 million, after deducting the placement agent fees and estimated offering expenses payable by us. We intend to use the net proceeds from this offering to fund the continued development of Multikine and for general corporate purposes and working capital. See “Use of Proceeds.”

Risk Factors

Investing in our securities involves significant risks. Please read the information contained in or incorporated by reference under the heading “Risk Factors” beginning on page S-13 of this prospectus supplement, and under similar headings in other documents filed after the date hereof and incorporated by reference into this prospectus supplement and the accompanying prospectus.

The number of shares of common stock shown above to be outstanding after this offering is based on 6,882,156 shares outstanding as of August 27, 2025 and excludes:

•	710,494 shares of our common stock issuable upon the exercise of outstanding stock options at a weighted average exercise price of $152.03 per share;
•	36,418 shares of our common stock issuable upon the exercise of warrants outstanding at a weighted average exercise price of $94.76 per share; and

Except as otherwise indicated, all information in this prospectus supplement assumes no exercise of the outstanding options or warrants described above.

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Business Overview

 OUR PRODUCT CANDIDATES

We are a late clinical-stage biotechnology company dedicated to research and development directed at improving the treatment of cancer and other diseases by using the immune system, the body’s natural defense system. We are currently focused on the development of the following product candidates and technologies:

1)	Multikine, an investigational immunotherapy under development for the potential treatment of certain head and neck cancers; and
2)	L.E.A.P.S. (Ligand Epitope Antigen Presentation System) technology, or LEAPS, with several product candidates under development for the potential treatment of rheumatoid arthritis.

MULTIKINE, THE PHASE 3 CLINICAL TRIAL RESULTS, AND PATH FORWARD

Immunotherapy is a large, high growth market. Immunotherapies use the patient’s own immune system to fight disease. These “targeted therapies” are at the forefront of modern cancer research. A Bloomberg report from January 2023 asserted that:

The global cancer immunotherapy market is expected to reach USD $196.45 billion by 2030, registering CAGR of 7.2% during the forecast period, according to a new report by Grand View Research, Inc. The rising adoption of immunotherapy over other therapy options for cancer owing to its targeted action is anticipated to increase the adoption during the forecast period. Moreover, increasing regulatory approvals from authoritarian establishments for novel immunotherapy used for oncology is also expected to further fuel the market growth.

Source: https://www.bloomberg.com/press-releases/2023-01-18/cancer-immunotherapy-market-worth-196-45-billion-by-2030-grand-view-research-inc

We hope to participate in this growing market with our lead investigational therapy Multikine® (Leukocyte Interleukin, Injection).  Multikine is unique among approved cancer immunotherapies because it is given first, right after diagnosis, before any other treatment including surgery.

Multikine has been tested in approximately 740 patients in Phase 1, 2 and 3 clinical studies conducted in the U.S., Canada, Europe, Israel and Asia. In these studies, it has been administered in multiple doses by various routes and various frequencies to determine its safety and efficacy. The data from these studies allowed us to determine the patient population most responsive to Multikine and most likely to benefit from it. Our target population is newly diagnosed advanced primary head and neck cancer patients with no lymph node involvement (determined via PET imaging) and with low PD-L1 tumor expression (determined via biopsy) , two features that physicians routinely assess at baseline as part of standard practice.

We completed a bias analysis for the target population in the Phase 3 study in preparation for submission of data to regulatory agencies, including the FDA, for confirmatory registration study.  The detailed data on parameters including patient age, sex, race, tumor locations, and staging demonstrate balance between the treatment and control arms.  Therefore, no bias was found, which supports confidence in Multikine’s efficacy results.

In the target patient population we believe Multikine significantly extended life. In the Phase 3 study, we observed a 73% survival rate with Multikine vs. only 45% without Multikine at 5 years after treatment, and a Hazard ratio of 0.35 (95% CIs [0.19, 0.66]).

We applied to the FDA for a 212-patient randomized controlled confirmatory registration study focusing only on those patients in the target population, which accounts for approximately 100,000 patients worldwide per year. In May 2024, we announced that the FDA indicated we may move forward with a confirmatory registration study of Multikine in the target population.

What is Multikine and who is it for? Multikine is a biological medicinal immunotherapy comprised of a mixture of natural cytokines and small biological molecules. Multikine is injected around the tumor and adjacent lymph nodes for three weeks as a first-line treatment before the standard of care (SOC), which is surgery followed by either radiotherapy or chemoradiotherapy. Multikine’s rationale for use is to incite a locoregional immune response against the tumor before the local immune system has been compromised by the standard of care and/or disease progression.

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The Multikine target population is not yet treated adult patients with resectable locally advanced primary squamous cell carcinoma of the head and neck (SCCHN) in the oral cavity and who have:

•	No lymph node involvement (via PET imaging)
•	Low PD-L1 tumor expression (TPS<10) (via biopsy)

PD-L1 is a protein receptor on the tumor surface that helps the tumor repel cells of the immune system. We believe that patients with tumors having low PD-L1 would be more likely to respond to Multikine because their tumors have lower defenses against the patient’s immune system. We estimate that patients with tumors having low PD-L1 represent about 70% of locally advanced primary SCCHN patients.

Targeting low PD-L1 also differentiates Multikine from other immunotherapies. For example, checkpoint inhibitors like Keytruda and Opdivo appear to best serve patients having high PD-L1, because these drugs work by blocking PD1/PD-L1 receptors interaction; when this interaction (PD1/PD-L1) happens it leads to inactivation/death of the immune cells attacking the tumor. These checkpoint inhibitors appear to act best when tumors express high levels of PD-L1 receptors (usually TPS >20 to TPS >50).

Keytruda was approved by FDA in June 2025 as a perioperative (before and after surgery) treatment for resectable locally advanced head and neck cancer patients whose tumors express PD-L1 at a positive level. In Merck’s Phase 3 KEYNOTE-689 trial, Keytruda reduced the risk of recurrence and progression by 30%, compared with standard of care, in patients whose tumors expressed PD-L1 (CPS ≥1). The study did not show an improvement in overall survival. Patients with low to zero levels of PD-L1 did not benefit from Keytruda.

In contrast to the results of the KEYNOTE-689, CEL-SCI’s Phase 3 study showed that Multikine treated patients whose tumors expressed low (Tumor Proportion Score [TPS <10]) to zero PD-L1, had their risk of death reduced by 66% (hazard ratio 0.34, 95% CI [0.18, 0.65], p=0.0012) and extended the 5-year overall survival to 73% compared to 45% in the standard of care, log rank p=0.0015. About 70% of the patients in CEL-SCI’s Phase 3 study had low to zero levels of PD-L1.

We believe Multikine leads to longer survival with no safety issues. Clinical investigations of Multikine, presented at ESMO (Europe Society for Medical Oncology) in October 2023, have demonstrated in the randomized controlled Phase 3 trial (RCT) the following in the target population:

•	risk of death cut in half at five years versus the control;
•	28.6% absolute 5-year overall survival benefit versus control (p=0.0015);
•	0.349 hazard ratio vs control (95% CIs [0.18, 0.66], Wald p=0.0012);
•	>35% rate of pre-surgery reductions and/or downstages (p<0.01); and
•	low PD-L1 tumor expression (vs high PD-L1 where Keytruda and Opdivo work best).

There were no demonstrable safety signals or toxicities observed in approximately 740 Multikine-treated subjects across multiple clinical trials. Adverse event (AE) and serious adverse event (SAE) incidences were not significantly different among treatment and control groups. There were no Multikine-related deaths, no Multikine-related delays of surgery, no Multikine-related interference with post-surgical treatment, and only two discontinuations. Multikine-related AEs before surgery were local and resolved after surgery. Although the literature reports that some of Multikine’s components may be toxic when administered systemically (e.g., TNFα, IFN γ, IL-1β), these toxicities did not emerge with Multikine, even at doses many times higher than those administered in the Phase 3 trial, primarily due to Multikine’s delivery by local injection and dosage.

We published our data as abstracts and posters at the annual conferences for the 2022 American Society of Clinical Oncology (ASCO), 2022 and 2023 European Society for Medical Oncology (ESMO), the 2023 European Head and Neck Society’s (EHNS’s) annual European Conference on Head and Neck Oncology (ECHNO), the 2023 European Society for Therapeutic Radiology and Oncology (ESTRO) and the 2023 American Head and Neck Society (AHNS). These publications can be accessed at http://www.cel-sci.com.

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Multikine works by inducing pre-surgical responses. We observed statistically significant pre-surgical responses after Multikine treatment, and therefore we believe in the following:

➢	Multikine causes pre-surgical responses;
➢	Pre-surgical responses lead to longer life;
➢	Therefore, selecting more patients predicted to have a pre-surgical response should lead to much better survival in the target population.

A “pre-surgical response” is a significant change in disease before surgery. We saw two kinds of responses in the Phase 3 trial. First, there were “reductions” in the size of the tumor—a reduction of 30% or more qualified as a “pre-surgical reduction,” or “PSR” for short. Second, there were disease “downstages” (e.g., the disease improved from Stage IV to Stage III) pre-surgery. We call this a “pre-surgical downstaging” or “PSD” for short. Our 2022 ESMO cancer conference presentation reported on PSR, and our new 2023 ESMO presentation reported on PSD.

Across the whole Phase 3 trial, PSRs were seen in 8.5% of Multikine patients compared to none in the control group. PSDs were seen in 22% of Multikine patients as compared to 13% in the control group. Because Multikine was the only therapy given to these patients before surgery, it is our strong belief that Multikine had to be the cause of the higher rates of PSR and PSD. These data are presented visually below. The taller blue columns show PSR and PSD rates in all 529 Multikine-treated patients in our Phase 3 trial, and the gray columns show PSR and PSD rates for all 394 control patients.

It was not enough for us to show that Multikine likely leads to PSRs and PSDs as compared to a control group, we also had to test if PSRs and PSDs lead to improved survival. Our Phase 3 trial demonstrated that PSR patients were 72% likely to be alive after five years, whereas control patients were only about 49% likely to be alive after five years. Patients with PSD saw similar improvement in our Phase 3 trial. Their five-year chance of survival was approximately 68%. Therefore, we believe that the Phase 3 trial demonstrated that those patients who had PSR or PSD resulting from Multikine lived longer than those who were not treated with Multikine. It is important to note that these results are from the entire Phase 3 study population, not from a subgroup. The likelihood of living at least five years is shown in the graphic below for patients with PSR (blue), patients with PSD (orange) and control patients who did not receive Multikine (gray).

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Multikine cut the 5-year risk of death in half in the target population. Our results show that Multikine can cut the risk of death in half at five years versus the control group in the target population. Survival increased from 45% in the control group to 73% in the Multikine group at five years. This means the risk of death fell to 27% in the Multikine group from 55% in the control, shown below.

Another way to see the survival benefit of Multikine in the target population is the Kaplan-Meier curve from our ESMO ’23 poster, shown below. On the vertical axis is the probability of survival and the horizontal axis is time in months. The blue Multikine line is far above the green control line, meaning the chance of survival is much higher in the Multikine group at every point in time compared to the control. These results had a low (log rank) p-value of 0.0015, which is very significant as a statistical matter.

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Our physician consultants tell us that the early separation of these two survival curves (e.g., at 12 months) adds validation to the potential positive effects of Multikine.

Another measure of survival benefit is called the “hazard ratio,” which compares the rate of an event (chances) of dying between two different groups. Here, in the Multikine target population, the hazard ratio was 0.35, which means that deaths occurred in the Multikine group about one-third as frequently as in the control group. It is also important to note that the hazard ratio’s 95% confidence interval remained far below 1.0 (which would mean parity between the compared groups). In the case of Multikine, statistically speaking, there is a 95% chance that the hazard ratio would fall between 0.18 and 0.66 if Multikine were tested in the target population in another study. A hazard ratio of 0.66 as the “so called worst case scenario” (the upper limit of the 95% confidence interval - for the hazard ratio - in this case) is still below (better) than the hazard ratio required for most drug approvals.

We completed a bias analysis for the target population in the Phase 3 study in preparation for submission of data to regulatory agencies including the FDA for confirmatory registration study.  The detailed data on parameters including patient age, sex, race, tumor locations, and staging demonstrate balance between the treatment and control arms.  Therefore, no bias was found, which supports confidence in Multikine’s efficacy results.

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These positive survival outcomes—increased overall survival, reduced risk of death, widely separated Kaplan-Meier curves with early separation, low hazard ratio, low p-values, low confidence intervals— we believe were driven by high PSR/PSD rates in the target population, as shown in the graphic below:

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CEL-SCI relies on all of these data together to support its plan to request accelerated/conditional approval in the new target population without waiting until the completion of another clinical trial.  Our regulatory strategy going forward is to seek approval of Multikine following full enrollment of our confirmatory study wherever possible.

We applied to the FDA for a 212-patient randomized controlled confirmatory registration study focusing only on those patients in the target population, which accounts for approximately 100,000 patients worldwide per year. In May 2024, we announced that the FDA indicated we may move forward with a confirmatory registration study of Multikine in the target population.

•	The confirmatory study will be a randomized controlled trial with two arms: Multikine treatment plus standard of care versus standard of care alone.

•	If approved as a pre-surgical treatment, we believe Multikine should be added to the standard of care for the target population in this unmet medical need.

•

We believe that the confirmatory study has a high likelihood of success based on the large survival benefit that has already been observed in the target population from the completed Phase 3 study. The planned confirmatory study will be much smaller—less than a quarter the size of the prior study— and will focus on the patients who saw the greatest survival benefit when treated with Multikine.

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Why Do We Believe Our Confirmatory Study Will Be Successful?

An “unmet need” is a factor for approval considered by all major regulatory bodies worldwide. In the Multikine target population, there is also a great unmet need for improved survival. The current standard of care provides only about a 50/50 chance of surviving five years, whereas Multikine could increase that survival rate to over 70% in the target population based on the Phase 3 data. Chemotherapy (in addition to radiotherapy following surgery) has improved survival outcome for some head and neck patients, but chemotherapy is only indicated for high-risk patients, who are not likely to fall within the Multikine target population. Currently available immunotherapies are given after surgery or where surgery is not indicated, in contrast to Multikine, which is given before surgery to patients with resectable tumors. Available checkpoint inhibitors work best on tumors with high PD-L1 expression, whereas Multikine works best in tumors with low PD-L1 expression. Therefore, Multikine’s target population is underserved, and will continue to be underserved, by current therapies.

The major regulatory bodies with whom we are working, U.S. FDA, Health Canada, European Medicines Agency (EMA) and the Medicines and Healthcare products Regulatory Agency (MHRA) in the United Kingdom (UK) all have conditional approval pathways designed for situations where the target population has not been fully tested prospectively and there is strong data supporting clinical benefit for patients. The reason is that regulators understand that in many cases patients should not have to wait for additional data before being offered the chance to benefit from a new drug, especially if the drug has been shown to be safe. Every situation is different and depends on the specific facts.

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IN CONCLUSION

•

Strong survival data: Multikine-treated patients in the target population had a 73% 5-year survival vs a 45% 5-year survival in the control group who did not receive Multikine in the Phase 3 study. In addition, no safety signals or toxicities versus standard of care. The Hazard ratio is 0.35 with an upper limit (95% Confidence Interval) of 0.66.

•	Addressing an unmet medical need: Multikine focuses on the 70% of patients (based on our 928 patient Phase 3 study) not well served by Keytruda.

•

Multikine’s Target Population: The confirmatory registration study will focus on newly diagnosed locally advanced primary head and neck cancer patients with no lymph node involvement (determined via PET scan) and with low PD-L1 tumor expression (determined via biopsy).

•

FDA pathway: Our goal is to begin the 212-patient confirmatory registration study as soon as the needed capital has been raised, with full enrollment about 15 months later with the potential to seek early approval after full enrollment.

Corporate History

We were formed as a Colorado corporation in 1983. Our principal office is located at 8229 Boone Boulevard, Suite 802, Vienna, VA 22182. Our telephone number is 703-506-9460 and our website is www.cel-sci.com. We do not incorporate the information on our website into this prospectus supplement and you should not consider it part of this prospectus supplement.

Effective May 20, 2025, we completed a 1-for-30 reverse stock split of our outstanding common stock. The reverse stock split did not reduce the number of authorized shares of our common stock or preferred stock. All share and per share amounts have been adjusted to give effect to the reverse stock split.

We make our electronic filings with the Securities and Exchange Commission (SEC), including our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to these reports available on our website free of charge as soon as practicable after they are filed or furnished to the SEC. See “Where You Can Find Additional Information.”

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RISK FACTORS

Investing in our securities involves a high degree of risk. In addition to the other information contained in this prospectus supplement, the accompanying prospectus and in the documents we incorporate by reference, you should carefully consider the risks discussed below and under the heading “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended September 30, 2024 before making a decision about investing in our securities. The risks and uncertainties discussed below and in our Annual Report on Form 10-K for the fiscal year ended September 30, 2024 are not the only ones facing us. Additional risks and uncertainties not presently known to us may also harm our business. If any of these risks occur, our business, financial condition and operating results could be harmed, the trading price of our common stock could decline and you could lose part or all of your investment.

Risks Related to Clinical Development, Government Approvals and the Marketing of Biopharmaceutical Products

CEL-SCI depends heavily on the success of Multikine, for which Phase 3 data has been presented, while its other candidates are still in preclinical phases. CEL-SCI’s product candidates must undergo rigorous preclinical and clinical testing and regulatory approvals, which could be costly and time-consuming and subject CEL-SCI to unanticipated delays or prevent CEL-SCI from marketing any products. If CEL-SCI is unable to advance its product candidates in clinical development, obtain regulatory approval and ultimately commercialize its product candidates, or experiences significant delays in doing so, CEL-SCI’s business will be materially harmed.

CEL-SCI currently has no products approved for sale and CEL-SCI cannot guarantee that it will ever have marketable products. CEL-SCI’s product candidates are subject to premarket approval from the FDA in the United States, the EMA in the European Union, and by comparable agencies in most foreign countries before they can be sold. Before obtaining marketing approval, these product candidates must undergo costly and time consuming preclinical and clinical testing which could subject CEL-SCI to unanticipated delays and may prevent CEL-SCI from marketing the product candidates in the future. There can be no assurance that such approvals will be granted on a timely basis, if at all.

Clinical testing is expensive and can take many years to complete, and its outcome is inherently uncertain. Failure can occur at any time during the clinical trial process. The results of preclinical studies and early clinical trials of the product candidates may not be predictive of the results of later-stage clinical trials. A number of companies in the biopharmaceutical industry have suffered significant setbacks in advanced clinical trials due to lack of efficacy or adverse safety profiles, notwithstanding promising results in earlier trials. CEL-SCI’s current and future clinical trials may not be successful.

CEL-SCI is in the early development stages for the candidates designed using its LEAPS technology and has not yet initiated any clinical studies for any of those product candidates. Clinical trials can be delayed for a variety of reasons, including delays related to:

•	the availability of financial resources needed to commence and complete the planned trials;
•	obtaining regulatory approval to commence a trial;
•

reaching agreement on acceptable terms with prospective contract research organizations, or CROs, and clinical trial sites, the terms of which can be subject to extensive negotiation and may vary significantly among different CROs and trial sites;

•	obtaining Institutional Review Board, or IRB, approval at each clinical trial site;
•	recruiting suitable patients to participate in a trial;
•	having patients complete a trial or return for post-treatment follow-up;
•	clinical trial sites deviating from trial protocol or dropping out of a trial;
•	adding new clinical trial sites; or
•	manufacturing sufficient quantities of the product candidate for use in clinical trials.

Patient enrollment, a significant factor in the timing of clinical trials, is affected by many factors including the competence of the CRO running the study, size and nature of the patient population, the proximity of patients to clinical sites, the eligibility criteria for the trial, the design of the clinical trial, competing clinical trials and clinicians' and patients’ perceptions as to the potential advantages of the drug being studied in relation to other available therapies, including any new drugs that may be approved for the indications CEL-SCI   is investigating. Furthermore, CEL-SCI relies on CROs and clinical trial sites to ensure the proper and timely conduct of the clinical trials and while CEL-SCI has agreements governing their committed activities, CEL-SCI has limited influence over their actual performance.

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CEL-SCI could also encounter significant delays and/or need to terminate a development program for a product candidate if physicians encounter unresolved ethical issues associated with enrolling patients in clinical trials of the product candidates while existing treatments have established safety and efficacy profiles. Further, a clinical trial may be suspended or terminated by CEL-SCI, one or more of the IRBs for the institutions in which such trials are being conducted, by CEL-SCI upon a final recommendation by the Independent Data Monitoring Committee, or IDMC, with which CEL-SCI agrees for such trial, or by FDA or other regulatory authorities due to a number of factors, including failure to conduct the clinical trial in accordance with regulatory requirements or the clinical protocols, as a result of inspection of the clinical trial operations or trial site(s) by FDA or other regulatory authorities, the imposition of a clinical hold or partial clinical hold, unforeseen safety issues or adverse side effects, failure to demonstrate a benefit from using a product candidate, changes in governmental regulations or administrative actions or lack of adequate funding to continue the clinical trial. The occurrence of any one or more of these events would have significant and severe material consequences for CEL-SCI and could impact CEL-SCI’s ability to continue as a going concern.

If CEL-SCI experiences termination of, or delays in the completion of, any clinical trial of its product candidates, the commercial prospects for the product candidates will be harmed, and the ability to generate product revenues will be delayed. In addition, any delays in completing the clinical trials will increase the costs, slow the product development and approval process and jeopardize the ability to commence product sales and generate revenues. Any of these occurrences may harm CEL-SCI’s business, prospects, financial condition and results of operations significantly. Many of the factors that cause, or lead to, a delay in the commencement or completion of clinical trials may also ultimately lead to a delay or the denial of regulatory approval for the product candidates.

CEL-SCI cannot be certain when or under what conditions it will undertake future clinical trials. Early trials for the other product candidates, or the plans for later trials, may not satisfy the requirements of regulatory authorities, such as the FDA. CEL-SCI may fail to find subjects willing to enroll in the trials. Accordingly, the clinical trials relating to the product candidates may not be completed on schedule, the FDA or foreign regulatory agencies may order CEL-SCI to stop or modify research, or these agencies may not ultimately approve any of the product candidates for commercial sale. Varying interpretations of the data obtained from pre-clinical and clinical testing could delay, limit or prevent regulatory approval of the product candidates. The data collected from the clinical trials may not be sufficient to support regulatory approval of the various product candidates, including Multikine. The failure to adequately demonstrate the safety and efficacy of any of the product candidates would delay or prevent regulatory approval of the product candidates in the United States, which could prevent CEL-SCI from achieving profitability.

The development and testing of product candidates and the process of obtaining regulatory approvals and the subsequent compliance with appropriate federal, state, local and foreign statutes and regulations require the expenditure of substantial time and financial resources. Failure to comply with the applicable U.S. requirements at any time during the product development process, approval process or after approval, may subject an applicant to administrative or judicial sanctions. FDA sanctions could include, among other actions, refusal to approve pending applications, withdrawal of an approval, a clinical hold, termination of the Phase 3 study, warning letters, product recalls or withdrawals from the market, product seizures, total or partial suspension of production or distribution, injunctions, fines, refusals of government contracts, restitution, and payment of civil or criminal penalties. Any agency or judicial enforcement action could have a material adverse effect on CEL-SCI.

The requirements governing the conduct of clinical trials, manufacturing and marketing of the product candidates, including Multikine, outside the United States vary from country to country. Foreign approvals may take longer to obtain than FDA approvals and can require, among other things, additional testing and different trial designs. Foreign regulatory approval processes include all of the risks associated with the FDA approval process. Some of those agencies also must approve prices for products approved for marketing. Approval of a product by the FDA or the EMA does not ensure approval of the same product by the health authorities of other countries. In addition, changes in regulatory requirements for product approval in any country during the clinical trial process and regulatory agency review of each submitted new application may cause delays or rejection.

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CEL-SCI has only limited experience in filing and pursuing applications necessary to gain regulatory approvals.

This lack of experience may impede its ability to obtain timely approvals from regulatory agencies, if at all. CEL-SCI will not be able to commercialize Multikine and its other product candidates until CEL-SCI has obtained regulatory approval. In addition, regulatory authorities may also limit the types of patients to which CEL-SCI or its third party partners may market Multikine (if approved) or the other product candidates. Any failure to obtain or any delay in obtaining required regulatory approvals may adversely affect CEL-SCI’s or its third party partners’ ability to successfully market the product candidates even if they are approved.

Even if CEL-SCI obtains regulatory approval for its investigational products, CEL-SCI will be subject to stringent, ongoing government regulation.

If CEL-SCI’s investigational products receive regulatory approval, either in the United States or internationally, those products will be subject to limitations on the approved indicated uses for which the product may be marketed or to the conditions of approval and may contain requirements for potentially costly post-marketing testing, including Phase 4 clinical trials, and surveillance of the safety and efficacy of the investigational products. CEL-SCI will continue to be subject to extensive regulatory requirements. These regulations are wide-ranging and govern, among other things:

•	product design, development and manufacture;
•	product application and use
•	adverse drug experience monitoring and reporting;
•	product advertising and promotion;
•	product manufacturing, including compliance with good manufacturing practices;
•	record keeping requirements;
•	registration and listing of products with the FDA, EMA and other state and national agencies;
•	product storage and shipping;
•	drug sampling and distribution requirements;
•	electronic record and signature requirements; and
•	labeling changes or modifications.

CEL-SCI and any of its third party manufacturers or suppliers must continually adhere to federal regulations setting forth human drug and biologic manufacturing requirements, known as current Good Manufacturing Practices, or cGMPs, and their foreign equivalents, which are enforced by the FDA, the EMA and other national regulatory bodies through their facilities inspection programs. If the facilities, or the facilities of the contract manufacturers or suppliers, cannot pass a pre-approval inspection by regulators or fail such inspections in the future, the FDA, EMA or other national regulators will not approve the marketing applications for the product candidates, or may withdraw any prior approval. In complying with cGMP and foreign regulatory requirements, CEL-SCI and any of its potential third party manufacturers or suppliers will be obligated to expend time, money and effort in production, record-keeping and quality control to ensure that the product candidates meet applicable specifications and other requirements.

If CEL-SCI does not comply with regulatory requirements at any stage, whether before or after marketing approval is obtained, CEL-SCI may be subject to, among other things, license suspension or revocation, criminal prosecution, seizure, injunction, fines, be forced to remove a product from the market or experience other adverse consequences, including restrictions or delays in obtaining regulatory marketing approval for such products or for other product candidates for which CEL-SCI seeks approval. This could materially harm CEL- SCI’s financial results, reputation and stock price. Additionally, CEL-SCI may not be able to obtain the labeling claims necessary or desirable for product promotion. If CEL-SCI or other parties identify adverse effects after any of the products are on the market, or if manufacturing problems occur, regulatory approval may be suspended or withdrawn. CEL-SCI may be required to reformulate products, conduct additional clinical trials, make changes in product labeling or indications of use, or submit additional marketing applications to support any changes. If CEL-SCI encounters any of the foregoing problems, its business and results of operations will be harmed and the market price of its common stock may decline.

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The FDA and other governmental authorities’ policies may change and additional government regulations may be enacted that could prevent, limit or delay regulatory approval of CEL-SCI’s product candidates. If CEL-SCI is slow or unable to adapt to changes in existing requirements or the adoption of new requirements or policies, or if CEL-SCI is not able to maintain regulatory compliance, CEL-SCI may lose any marketing approval that it may have obtained, which would adversely affect its business, prospects and ability to achieve or sustain profitability. CEL-SCI cannot predict the extent of adverse government regulations which might arise from future legislative or administrative action. Without government approval, CEL-SCI will be unable to sell any of its product candidates.

CEL-SCI’s product candidates may cause undesirable side effects or have other properties that could delay or prevent their regulatory approval, limit the commercial utility of an approved prescribing label, or result in significant negative consequences following marketing approval, if any.

Undesirable side effects caused by its product candidates could cause CEL-SCI or regulatory authorities to interrupt, delay or halt clinical trials and could result in a more restrictive label or the delay or denial of regulatory approval by the FDA or other comparable foreign authorities. Results of the clinical trials could reveal a high and unacceptable severity and/or prevalence of these or other side effects. In such an event, the trials could be suspended or terminated and the FDA or comparable foreign regulatory authorities could order CEL-SCI to cease further development of, or deny approval of, the product candidates for any or all targeted indications. The drug-related side effects could affect patient recruitment or the ability of enrolled patients to complete the trial or result in potential product liability claims. Any of these occurrences may harm CEL-SCI’s business, financial condition and prospects significantly.

Additionally, if one or more of the product candidates receives marketing approval, and CEL-SCI or others later identify undesirable side effects caused by such products, a number of potentially significant negative consequences could result, including but not limited to the following:

•	regulatory authorities may withdraw approvals of such product or require product recalls;

•	regulatory authorities may require additional warnings on the label or impose restrictions on product distribution or use;

•	regulatory authorities may require CEL-SCI to conduct new post-marketing studies or clinical trials;

•	CEL-SCI could receive warning or untitled letters from the FDA or comparable notices of violations from foreign regulatory authorities;

•	CEL-SCI may be required to create a medication guide outlining the risks of such side effects for distribution to patients;

•	CEL-SCI could be sued and held liable for harm caused to patients; and

•	CEL-SCI’s reputation may suffer.

Any of these events could prevent CEL-SCI from achieving or maintaining market acceptance of a particular product candidate, if approved, and could significantly harm its business, results of operations and prospects.

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CEL-SCI relies on third parties to conduct its preclinical and clinical trials. If these third parties do not successfully carry out their contractual duties and meet regulatory requirements, or meet expected deadlines, CEL-SCI may not be able to obtain regulatory approval for or commercialize the product candidates and its business could be substantially harmed.

CEL-SCI does not have the ability to independently conduct large clinical trials. CEL-SCI has relied upon and plans to continue to rely upon third party CROs to prepare for, conduct, monitor and manage data for its ongoing preclinical and clinical programs, including the global Phase 3 trial for Multikine. CEL-SCI relies on these parties for all aspects of the execution of its clinical trials and although CEL-SCI diligently oversees and carefully manages the CROs, CEL-SCI directly controls only certain aspects of their activities and relies upon them to provide timely, complete, and accurate reports on the conduct of the studies. Although such third parties provide support and represent CEL-SCI for regulatory purposes in the context of the clinical trials, ultimately CEL-SCI is responsible for ensuring that each of the studies is conducted in accordance with the applicable protocol, legal, regulatory, and scientific standards, and the reliance on the CROs does not relieve CEL-SCI of its regulatory responsibilities. CEL-SCI and the CROs acting on CEL-SCI’s behalf, as well as principal investigators and trial sites, are required to comply with Good Clinical Practice, or GCP, and other applicable requirements, which are implemented through regulations and guidelines enforced by the FDA, the Competent Authorities of the Member States of the European Economic Area, or EEA, and comparable foreign regulatory authorities for all of the products in clinical development. Regulatory authorities enforce these GCPs through periodic inspections of trial sponsors, principal investigators, and trial sites. If CEL-SCI or any of the CROs fail to comply with applicable GCPs or other applicable regulations, the clinical data generated in the clinical trials may be determined to be unreliable and CEL-SCI may therefore need to enroll additional subjects in the clinical trials, or the FDA, EMA or comparable foreign regulatory authorities may require CEL-SCI to perform an additional clinical trial or trials before approving the marketing applications. Moreover, if CEL-SCI or any of the CROs, principal investigators, or trial sites, fail to comply with applicable regulatory and GCP requirements, CEL-SCI, the CROs, principal investigators, or trial sites may be subject to enforcement actions, such as fines, warning letters, untitled letters, clinical holds, civil or criminal penalties, and/or injunctions. CEL-SCI cannot assure you that upon inspection by a given regulatory authority, such regulatory authority will determine that any of the clinical trials comply with cGCP regulations. In addition, the clinical trials must be conducted with product produced under cGMP regulations. The failure to comply with these regulations may require CEL-SCI to delay or repeat clinical trials, which would delay the regulatory approval process.

If any of the relationships with the third party CROs terminate, CEL-SCI may not be able to enter into arrangements with alternative CROs or to do so on commercially reasonable terms. In addition, the CROs are not CEL-SCI’s employees, and except for remedies available to CEL-SCI under the agreements with such CROs, CEL-SCI cannot control whether or not they devote sufficient time and resources to the on-going clinical, nonclinical and preclinical programs. If CROs do not successfully fulfill their regulatory obligations, carry out their contractual duties or obligations or meet expected deadlines, if they need to be replaced or if the quality or accuracy of the clinical data they obtain is compromised due to the failure to adhere to the clinical protocols, regulatory requirements or for other reasons, the clinical trials may be extended, delayed or terminated, and CEL-SCI may not be able to obtain regulatory approval for, or successfully commercialize, the product candidates. As a result, CEL-SCI’s results of operations and the commercial prospects for the product candidates would be harmed, the costs could increase and the ability to generate revenues could be delayed.

Switching or adding additional CROs involves additional cost and requires management time and focus. In addition, there is a natural transition period when a new CRO commences work. As a result, delays may occur, which can materially impact CEL-SCI’s ability to meet the desired clinical development timelines. Though CEL-SCI diligently oversees and carefully manages its relationships with the CROs, there can be no assurance that CEL-SCI will not encounter similar challenges or delays in clinical development in the future or that these delays or challenges will not have a material adverse impact on CEL-SCI’s business, financial condition and prospects.

CEL-SCI has obtained orphan drug designation from the FDA for Multikine for neoadjuvant, or primary, therapy in patients with squamous cell carcinoma of the head and neck, but CEL-SCI may be unable to maintain the benefits associated with orphan drug designation, including the potential for market exclusivity.

Under the Orphan Drug Act, the FDA may grant orphan drug designation to a drug or biologic intended to treat a rare disease or condition, which is defined as one occurring in a patient population of fewer than 200,000 in the United States, or a patient population greater than 200,000 in the United States where there is no reasonable expectation that the cost of developing the drug or biologic will be recovered from sales in the United States. In the United States, orphan drug designation entitles a party to financial incentives such as opportunities for grant funding towards clinical trial costs, tax advantages and user fee waivers. In addition, if a product that has orphan drug designation subsequently receives the first FDA approval for the disease for which it has such designation, the product is entitled to orphan drug exclusivity, which means that the FDA may not approve any other applications, including a full BLA, to market the same biologic for the same indication for seven years, except in limited circumstances, such as a showing of clinical superiority to the product with orphan drug exclusivity or where the manufacturer is unable to assure sufficient product quantity.

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Even though CEL-SCI has received orphan drug designation for Multikine for the treatment of squamous cell carcinoma of the head and neck, CEL-SCI may not be the first to obtain marketing approval of a product for the orphan-designated indication due to the uncertainties associated with developing pharmaceutical products. CEL-SCI believes this to be unlikely since it does not know of any other company with a similar technology in Phase 3 studies. In addition, exclusive marketing rights in the United States may be limited if CEL-SCI seeks approval for an indication broader than the orphan-designated indication, or may be lost if the FDA later determines that the request for designation was materially defective or if CEL-SCI is unable to assure sufficient quantities of the product to meet the needs of patients with the rare disease or condition. Further, even if CEL-SCI obtains orphan drug exclusivity for a product candidate, that exclusivity may not effectively protect the product candidate from competition because different drugs with different active moieties can be approved for the same condition. Even after an orphan product is approved, the FDA can subsequently approve another drug with the same active moiety for the same condition if the FDA concludes that the later drug is safer, more effective, or makes a major contribution to patient care. Orphan drug designation neither shortens the development time or regulatory review time of a drug nor gives the drug any advantage in the regulatory review or approval process.

Statements in this prospectus supplement and other documents about the efficacy and pathway of approval for Multikine are based on our analysis of our Phase 3 trial and are speculative in nature and may ultimately prove to be inaccurate or incorrect.

This prospectus supplement and the documents incorporated by reference herein contain statements about our intention to pursue accelerated and/or conditional approval in various jurisdictions for Multikine, about Multikine's demonstrated efficacy and the potential to receive such approvals based on our analysis of the results of our Phase 3 trial and other data. However, these statements reflect our opinions and beliefs, and although we believe such statements are accurate, they are speculative in nature and there is a possibility that they may be inaccurate or incorrect. There is no certainty that the results observed in our Phase 3 trial will be replicated in any future study or results from any future study would not vary significantly from our Phase 3 trial results, or that our results to date, or the results of any future study, will be sufficient to obtain accelerated and/or conditional approvals for Multikine in any jurisdiction.

We may need to conduct a ‘Bridging study’ for the assay used in the confirmatory study to detect/determine the PD-L1 status of patients. The Bridging study will test the concordance of the PD-L1 test results between the assay used in the clinical trial with the diagnostic companion test for PD-L1; developed in collaboration with a diagnostics testing partner prior to submission for marketing approval for Multikine. If the bridging study or collaboration with our diagnostics partner is disrupted, then we may not be able to timely submit the marketing approval to the FDA.

For the confirmatory study, we are required to perform an assay for PD-L1 to determine if patients meet the required PD-L1 selection criteria. The PD-L1 test we propose to use to select patients for the confirmatory study is the same test that was used in our phase 3 trial, but is not a currently approved test for head and neck cancer. FDA agreed this test is acceptable to use for the confirmatory study, however, they also stipulated that Multikine will only be approved for commercial use in conjunction with a CDRH approved companion diagnostic test which will be used to determine PD-L1 levels in the head and neck cancer patient population for which Multikine is intended.  We intend to select a diagnostic partner for the companion diagnostic test’s development, validation, and future submission.

We will need to perform a bridging study to show that the PD-L1 assay test results we used for the selection of patients for the confirmatory study can be reproduced at an acceptable level of concordance using the companion diagnostic test for the testing of the same patient samples. There can be no assurance that we will be able to identify and collaborate with a suitable diagnostic partner on a timely basis, or at all. Even if we were able to establish such a collaboration, although there is a very good likelihood, there can be no complete assurance that we will be able to perform the bridging study successfully, on a timely basis or at all. Therefore, we may be unable to fulfill the criteria required to be able to submit the BLA and marketing license application to the FDA in a timely manner.

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Changes in U.S. Tariff Policies Could Adversely Affect Our Business

Our business may be impacted by political, trade or regulatory developments in the jurisdictions in which we sell our products.

Significant political, trade, or regulatory developments in the jurisdictions in which we market or may market our products, such as those stemming from the change in U.S. federal administration, are difficult to predict and may have a material adverse effect on us. Similarly, changes in U.S. federal policy that affect the geopolitical landscape could give rise to circumstances outside our control that could have negative impacts on our business operations. For example, in March 2025, the U.S. initially imposed tariffs on imports from most countries and imposed a 20% tariff on imports from China. Historically, tariffs have led to increased trade and political tensions. In response to tariffs, other countries have implemented retaliatory tariffs on U.S. goods. Political tensions as a result of trade policies could reduce trade volume, investment, technological exchange and other economic activities between major international economies, resulting in a material adverse effect on global economic conditions and the stability of global financial markets. Any changes in political, trade, regulatory, and economic conditions, including U.S. trade policies, could have a material adverse effect on our financial condition, results of operations or our industry. The impact of these potential tariffs on our financial condition, results of operations or industry, if any, is subject to a number of factors that are not yet known, including any countermeasures that the target countries may take in response to such tariffs. In addition, military or other conflicts in Ukraine, the Middle East, Southwest Asia or elsewhere may lead to increased volume and price volatility for publicly traded securities, or affect the operations or financial condition of potential target companies, and to other company or industry-specific, national, regional or international economic disruptions and economic uncertainty.

In light of these uncertainties, we can provide no assurance that any mitigating actions that may become available to us, such as our ability to pass along some or all of the costs of any tariffs to some or all of our customers, will be successful.

Our international operations subject us to certain operating risks, which could adversely impact our results of operations and financial condition.

We have completed our Breakthrough Medicine Designation application for Multikine* for submission to the Saudi Food and Drug Authority (SFDA) in Saudi Arabia, on which we will work with a prospective Saudi partner. The sale and shipment of products across international borders, as well as the purchase of components from international sources, subjects us to U.S. and foreign governmental trade, import and export, and customs regulations and laws. Compliance with these regulations and laws is costly and exposes us to penalties for non-compliance. Other laws and regulations that can significantly impact us include various anti-bribery laws, including the U.S. Foreign Corrupt Practices Act and anti-boycott laws, as well as export controls laws. Any failure to comply with applicable legal and regulatory obligations could impact us in a variety of ways that include, but are not limited to, significant criminal, civil and administrative penalties, including imprisonment of individuals, fines and penalties, denial of export privileges, seizure of shipments, restrictions on certain business activities and exclusion or debarment from government contracting. Also, the failure to comply with applicable legal and regulatory obligations could result in the disruption of shipping and sales activities.

In addition, several of the countries in which we sell our products are, to some degree, subject to political, economic or social instability, and certain of such countries are or may in the future become the subject of U.S. or international sanctions.

Our international operations expose us and our distributors to risks inherent in operating in foreign jurisdictions. These risks include:

•	difficulties in enforcing or defending intellectual property rights;
•	pricing pressure that we may experience internationally;
•	a shortage of high-quality salespeople and distributors;
•

third-party reimbursement policies that may require some of the patients who receive our products to directly absorb medical costs or that may necessitate the reduction of the selling prices of such products;

•	disadvantage to competition with established business and customer relationships;
•	the imposition of additional U.S. and foreign governmental controls or regulations;
•	economic or political instability;
•	changes in duties and tariffs, license obligations and other non-tariff barriers to trade;
•	the imposition of restrictions on the activities of foreign agents, representatives and distributors;
•

potentially adverse tax consequences, including in respect of transfer pricing, value added and other tax systems, double taxation, and/or taxation on repatriation of earnings, which could result in significant fines, penalties and additional taxes being imposed on us;

•	laws and business practices favoring local companies;
•	difficulties in maintaining consistency with our internal guidelines;
•	the imposition of costly and lengthy new export licensing requirements;
•

the imposition of U.S. or international sanctions against a country, company, person or entity with whom we do business that would restrict or prohibit continued business with the sanctioned country, company, person or entity;

•

negative publicity or public sentiment towards a country, company, person or entity with whom we do business that would result in continued business with the sanctioned country, company, person or entity to bring unfavorable publicity to us; and

•	the imposition of new trade restrictions.

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If any of these events or circumstances were to occur, our sales in foreign countries may be harmed and our results of operations would suffer.

Risks Related to this Offering

This is a best efforts offering, no minimum number of securities is required to be sold, and we may not raise the amount of capital we believe is required for our business plans.

The placement agent has agreed to use its reasonable best efforts to solicit offers to purchase the shares of common stock in this offering. The placement agent has no obligation to buy any of the securities from us or to arrange for the purchase or sale of any specific number or dollar amount of the securities. There is no required minimum number of securities or amount of proceeds that must be sold as a condition to completion of this offering. Because there is no minimum number of securities or amount of proceeds required as a condition to the closing of this offering, the actual offering amount, placement agent fees and proceeds to us are not presently determinable and may be substantially less than the maximum amounts set forth above. We may sell fewer than all of the securities offered hereby, which may significantly reduce the amount of proceeds received by us, and investors in this offering will not receive a refund in the event that we do not sell all of the units offered in this offering. Thus, we may not raise the amount of capital we believe is required for our operations in the short term and may need to raise additional funds, which may not be available or available on terms acceptable to us.

Management will have broad discretion as to the use of the proceeds from this offering.

We currently intend to use the net proceeds from the offering to fund the continued development of Multikine, activities in support of Multikine, and for other general corporate purposes. See the “Use of Proceeds” section of this prospectus supplement. We have not designated the specific amount of net proceeds to us from this offering that will be used for these purposes. Accordingly, our management will have broad discretion as to the allocation of these net proceeds and could use them for purposes other than those contemplated at the time of this offering. You will be relying on the judgment of our management with regard to the use of these net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the net proceeds are being used appropriately. It is possible that the net proceeds will be invested in a way that does not yield a favorable, or any, return for us. The failure of our management to use such funds effectively could have a material adverse effect on our business, financial condition, operating results and cash flow.

You will experience immediate and substantial dilution in the net tangible book value of the common stock you purchase in this offering.

Since the offering price of the securities offered pursuant to this prospectus supplement and the accompanying prospectus is higher than the net tangible book value per share of our common stock, you will suffer substantial dilution in the net tangible book value of the common stock you purchase in this offering. After giving effect to the sale of 1,111,200 shares of common stock in this offering, deducting placement agent commissions and estimated offering expenses payable by us, if you purchase securities in this offering you will suffer immediate and substantial dilution of approximately $6.33 per share in the pro forma net tangible book value of the common stock you acquire based on our pro forma net tangible book value as of June 30, 2025.

You may experience future dilution as a result of future equity offerings or other equity issuances.

We expect that significant additional capital will be needed in the future to continue our planned operations. To raise additional capital, we may in the future offer additional shares of our common stock or other securities convertible into or exchangeable for our common stock. To the extent we raise additional capital by issuing equity securities, our stockholders may experience substantial dilution. These sales may result in material dilution to our existing stockholders and new investors could gain rights superior to existing stockholders.

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Our outstanding options and warrants may adversely affect the trading price of our common stock.

As of August 27, 2025, there were outstanding warrants which allow the holders to purchase 36,418 shares of common stock, with a weighted average exercise price of $94.76 per share and outstanding options which allow the holders to purchase up to 710,494 shares of common stock, with a weighted average exercise price of $152.03 per share.  There are 147 options remaining for future issuances under our current stock option plans.  The outstanding options and warrants could adversely affect our ability to obtain future financing or engage in certain mergers or other transactions, since the holders of options and warrants can be expected to exercise them at a time when we may be able to obtain additional capital through a new offering of securities on terms more favorable to us than the terms of the outstanding options and warrants.  For the life of the options and warrants, the holders have the opportunity to profit from a rise in the market price of our common stock without assuming the risk of ownership. The issuance of shares upon the exercise of outstanding options and warrants will also dilute the ownership interests of our existing stockholders.

The provision of CEL-SCI’s amended bylaws requiring exclusive venue in the U.S. District Court for Delaware for certain types of lawsuits may have the effect of discouraging lawsuits against CEL-SCI and its directors and officers and may not be enforceable.

Article X of CEL-SCI’s amended bylaws provides that stockholder claims brought against CEL-SCI, or its officers or directors, including any derivative claim or claim purportedly filed on its behalf, must be brought in the U.S. District Court for the district of Delaware and that with respect to any such claim, the laws of Delaware will apply.

The exclusive forum provision may limit a stockholder’s ability to bring a claim in a judicial forum the stockholder finds favorable for disputes with CEL-SCI or its directors or officers and may have the effect of discouraging lawsuits with respect to claims that may benefit CEL-SCI or its stockholders.

Although it is our intent that this provision applies to actions arising under the Securities Act of 1933 and the Securities Exchange Act of 1934 there is uncertainty as to whether a court would enforce this provision since Section 22 of the Securities Act creates concurrent jurisdiction for federal and state courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations under the Securities Act.

In addition, since this provision in our bylaws applies to state law claims there is uncertainty as to whether any court would enforce this provision.

CEL-SCI has identified conditions and events that raise substantial doubt about its ability to continue as a going concern for more than twelve months.

            Primarily as a result of CEL-SCI’s losses incurred to date, CEL-SCI’s expected continued future losses, and the uncertainties associated with obtaining regulatory approval and ultimately commercializing its products, management has identified conditions and events that raise substantial doubt about CEL-SCI’s ability to continue as a going concern.  CEL-SCI’s ability to continue as a going concern is contingent upon, among other factors, obtaining additional financing.

CEL-SCI’s management has identified certain control deficiencies in the design and implementation of its internal control over financial reporting that constituted material weaknesses.

CEL-SCI carried out an evaluation, under the supervision and with the participation of its Chief Executive Officer (“CEO”) and the Chief Financial and Operations Officer (“CFO/COO”), of the effectiveness of the design and operation of CEL-SCI’s disclosure controls and procedures as of the end of the period covered by this report. Disclosure controls and procedures, as defined in Rules 13a-15(e) and 15d-15(e) under the Exchange Act, are controls and procedures that are designed to ensure that information required to be disclosed in CEL-SCI’s reports filed or submitted under the Exchange Act is recorded, processed, summarized, and reported within the time periods specified in the SEC’s rules and forms. Based on this evaluation, CEL-SCI’s CEO and CFO/COO concluded that the Company’s disclosure controls and procedures were not effective as of September 30, 2024 as a result of material weaknesses in CEL-SCI’s internal control over financial reporting as described in Item 9A of the Company’s annual report on Form 10-K for the fiscal year ending September 30, 2024.

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SELECTED FINANCIAL DATA REFLECTING REVERSE STOCK SPLIT

Reverse Stock Split

On May 20, 2025, we effected a 1-for-30 reverse stock split of our common stock. Based on such reverse stock split, the total number of outstanding shares of common stock was adjusted from 94,037,256 to approximately 3,135,021. The par value per common share remained unchanged at $0.01. The audited consolidated financial statements of CEL-SCI Corporation included in the Annual Report on Form 10-K for the year ended September 30, 2024, and the unaudited condensed consolidated financial statements included in our Quarterly Reports on Form 10-Q for the quarterly periods ended December 31, 2024 and March 31, 2025, which are incorporated by reference into this prospectus are presented without giving effect to the reverse stock split. Except where the context otherwise requires, share numbers in this prospectus supplement reflect the 1-for-30 reverse stock split of our common stock.

The following selected financial data has been derived from our audited consolidated financial statements included in our Annual Report on Form 10-K filed with the SEC on January 13, 2025, and our unaudited condensed consolidated financial statements included in our Quarterly Reports on Form 10-Q filed with the SEC on February 14, 2025 and May 14, 2025, as adjusted to reflect the reverse stock split for all periods presented. Our historical results are not indicative of the results that may be expected in the future and results of interim periods are not indicative of the results for the entire year.

AS REPORTED

	Year Ended
	September 30.
	2024	2023
Net loss available to common shareholders	$(27,579,921)	$(32,365,855)
Net loss per common share, basic and diluted	$(0.51)	$(0.73)
Weighted average common shares outstanding, basic and diluted	54,044,989	44,479,865
Common shares outstanding at year end	63,787,104	47,422,304

	Three Months Ended
	December 31,
	2024	2023
Net loss available to common shareholders	$(7,073,062)	$(6,709,524)
Net loss per common share, basic and diluted	$(0.11)	$(0.14)
Weighted average common shares outstanding, basic and diluted	65,325,855	48,470,600
Common shares outstanding at period end	74,084,041	63,787,104

	Six Months Ended		Three Months Ended
	March 31,		March 31,
	2025	2024	2025	2024
Net loss available to common shareholders	$(13,645,451)	$(13,954,415)	$(6,572,389)	$(7,244,891)
Net loss per common share, basic and diluted	$(0.18)	$(0.28)	$(0.08)	$(0.14)
Weighted average common shares outstanding, basic and diluted	74,827,450	50,228,860	84,540,132	52,006,442
Common shares outstanding at period end	84,349,756	63,787,104	84,349,756	63,787,104

S-22

AS ADJUSTED FOR 1-FOR-30 REVERSE STOCK SPLIT (unaudited)

	Year Ended
	September 30.
	2024	2023
Net loss available to common shareholders	$(27,579,921)	$(32,365,855)
Net loss per common share, basic and diluted	$(15.31)	$(21.83)
Weighted average common shares outstanding, basic and diluted	1,801,500	1,482,662
Common shares outstanding at year end	2,126,237	1,580,743

	Three Months Ended
	December 31,
	2024	2023
Net loss available to common shareholders	$(7,073,062)	$(6,709,524)
Net loss per common share, basic and diluted	$(3.25)	$(4.15)
Weighted average common shares outstanding, basic and diluted	2,177,529	1,615,687
Common shares outstanding at period end	2,469,468	2,126,237

	Six Months Ended		Three Months Ended
	March 31,		March 31,
	2025	2024	2025	2024
Net loss available to common shareholders	$(13,645,451)	$(13,954,415)	$(6,572,389)	$(7,244,891)
Net loss per common share, basic and diluted	$(5.47)	$(8.33)	$(2.33)	$(4.18)
Weighted average common shares outstanding, basic and diluted	2,494,248	1,674,295	2,818,004	1,733,548
Common shares outstanding at period end	2,811,659	2,126,237	2,811,659	2,126,237

S-23

USE OF PROCEEDS

We estimate that the net proceeds from the sale of our common stock in this offering will be approximately $9.0 million, after deducting placement agent fees and estimated offering expenses payable by us.  We intend to use the net proceeds from this offering to fund the continued development of Multikine and for general corporate purposes and working capital. We have not determined the amounts we plan to spend on the items listed above or the timing of these expenditures. As a result, our management will have broad discretion to allocate the net proceeds from this offering. Pending application of the net proceeds as described above, we intend to invest the net proceeds from this offering in short-term, investment-grade, interest-bearing securities.

S-24

DILUTION

If you purchase shares of common stock in this offering, you will experience dilution to the extent of the difference between the public offering price of the shares of common stock in this offering and the net tangible book value per share of our common stock immediately after this offering.

Our net tangible book value as of June 30, 2025 was approximately $6.9 million or approximately $1.30 per share of common stock based on 5,321,341 outstanding shares of common stock on that date. Net tangible book value per share is equal to our total tangible assets minus total liabilities, all divided by the number of shares of common stock outstanding as of June 30, 2025.

Our pro-forma net tangible book value as of June 30, 2025 was approximately $12.1 million, or approximately $1.78 per share of common stock. Our pro-forma net tangible book value per share is equal to our total tangible assets minus total liabilities, after giving effect to our issuance and sale in the July 2025 offering of 1,500,000 shares of common stock for net proceeds of approximately $5.2 million.  Pro-forma net tangible book value per share represents our pro-forma net tangible book value divided by the total number of shares of common stock outstanding as of June 30, 2025, after giving effect to the pro-forma adjustments described above.

After giving effect to the sale of 1,111,200 shares of common stock in this offering at the public offering price of $9.00 per share of common stock, after deducting the placement agent fees, commissions and estimated offering expenses payable by us, our as adjusted pro-forma net tangible book value would be approximately $21.1 million, or approximately $2.67 per share of common stock, as of June 30, 2025.  This represents an immediate increase in pro-forma net tangible book value of approximately $0.89 per share to existing stockholders and an immediate dilution of approximately $6.33 per share to new investors. The following table illustrates this calculation on a per share basis:

Public offering price per share		$9.00
Historical net tangible book value per share as of June 30, 2025	$1.30
As adjusted pro-forma net tangible book value per share as of June 30, 2025	$1.78
Increase in pro-forma net tangible book value per share attributable to new investors	$0.89
As adjusted pro-forma net tangible book value per share after giving effect to this offering		$2.67
Dilution per share to investors in this offering		$6.33

The above calculation excludes the following as of June 30, 2025:

•	36,418 shares of our common stock issuable upon the exercise of outstanding warrants as of June 30, 2025, at a weighted average exercise price of $94.76 per share; and
•	546,894 shares of our common stock issuable upon the exercise of outstanding stock options as of June 30, 2025, at a weighted average exercise price of $195.06 per share.

The above illustration of dilution per share to investors participating in this offering assumes no exercise of outstanding options or warrants to purchase shares of our common stock. The exercise of outstanding options and warrants having an exercise price less than the offering price will increase dilution to new investors. In addition, we may choose to raise additional capital depending on market conditions, our capital requirements and strategic considerations, even if we believe we have sufficient funds for our current or future operating plans. To the extent that we raise additional capital through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our stockholders.

S-25

DIVIDEND POLICY

We have never declared or paid cash dividends on our capital stock. We currently intend to retain our future earnings, if any, for use in our business and therefore do not anticipate paying cash dividends in the foreseeable future. Payment of future dividends, if any, will be at the discretion of our board of directors after taking into account various factors, including our financial condition, operating results, current and anticipated cash needs and plans for expansion.

S-26

CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS

This section summarizes certain U.S. federal income tax considerations relating to the purchase, ownership and disposition of common stock to be sold in this offering. This summary does not provide a complete analysis of all potential tax considerations. The information provided below is based upon provisions of the Internal Revenue Code of 1986, as amended, or the Code, Treasury regulations promulgated thereunder and administrative rulings and judicial decisions, all as currently in effect. These authorities may change at any time, possibly on a retroactive basis, or the U.S. Internal Revenue Service, or the IRS, might interpret the existing authorities differently. In either case, the tax considerations of purchasing, owning or disposing of common stock could differ from those described below. We have not sought and will not seek any rulings from the IRS regarding the matters discussed below. There can be no assurance the IRS or a court will not take a contrary position to that discussed below regarding the tax consequences of the purchase, ownership and disposition of our common stock.

This discussion is limited to holders that hold the common stock as a “capital asset” within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion does not address all of the U.S. federal income tax considerations that might be relevant to a beneficial owner in light of such beneficial owner’s particular circumstances, such as the impact of the Medicare contribution tax on net investment income or the alternative minimum tax for individuals. In addition, this discussion does not address tax considerations to beneficial owners subject to special treatment under the U.S. federal income tax laws, including:

•	a broker, dealer or trader in securities, currencies, commodities, or notional principal contracts;
•	a bank, financial institution or insurance company;
•	a regulated investment company, a real estate investment trust or grantor trust;
•	a tax-exempt entity or organization, including an individual retirement account or Roth IRA as defined in Sections 408 or 408A of the Code, respectively;
•	a person holding the common stock as part of a hedging, integrated, or conversion transaction or a straddle, or a person deemed to sell common stock under the constructive sale provisions of the Code;
•	a trader in securities that has elected the mark-to-market method of tax accounting for securities;
•	an entity that is treated as a partnership or other pass-through entity for U.S. federal income tax purposes;
•	a person who is a partner or investor in a partnership or other pass-through entity that holds the common stock;
•	a U.S. person whose “functional currency” is not the U.S. dollar;
•	a controlled foreign corporation or passive foreign investment company;
•	a qualified foreign pension fund or an entity that is wholly owned by one or more qualified foreign pension funds; or
•	a U.S. expatriate and former citizens or residents of the United States.

S-27

For purposes of this discussion, a “U.S. holder” is a beneficial owner of a share of common stock that is, for U.S. federal income tax purposes:

•	an individual who is a citizen or resident of the United States;
•

a corporation (or any other entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or
•

a trust if (1) it is subject to the primary supervision of a court within the United States and one or more U.S. persons have the authority to control all substantial decisions of the trust or (2) it has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person.

For purposes of this discussion, a “non-U.S. holder” is a beneficial owner of a share of common stock that is (i) a foreign corporation for U.S. federal income tax purposes, (ii) a nonresident alien individual, or (iii) a foreign estate or trust that in each case is not subject to U.S. federal income tax on a net-income basis on income or gain from the sale of a share of common stock.

If an entity treated as a partnership for U.S. federal income tax purposes holds shares of common stock, the tax treatment of a person treated as a partner in such partnership will generally depend upon the status of the partner and the activities of the partnership. This discussion does not address the tax considerations to an entity treated as a partnership for U.S. federal income tax purposes or any partner in such entity. Accordingly, a partnership holding shares of common stock and any partner therein should consult their own tax advisors as to the tax consequences of holding and disposing of shares of our common stock.

You are urged to consult your tax advisor with respect to the application of the U.S. federal income tax laws to your particular situation, as well as any tax consequences of the purchase, ownership and disposition of our common stock arising under the U.S. federal estate or gift tax rules or under the laws of any U.S. state or local or any non-U.S. or other taxing jurisdiction or under any applicable tax treaty.

Certain U.S. Federal Income Tax Considerations for U.S. Holders of Common Stock

Dividends on our Common Stock

We do not expect to declare or pay any dividends on our common stock in the foreseeable future. If we declare or pay any dividends on shares of our common stock, such dividends will be includible in the gross income of a U.S. holder as ordinary dividend income to the extent paid out of current or accumulated earnings and profits, as determined for U.S. federal income tax purposes. Any portion of a distribution in excess of current or accumulated earnings and profits would be treated as a return of the holder’s tax basis in its common stock and then as a gain from the sale or exchange of the common stock. Under current law, if certain requirements are met, a preferential U.S. federal income tax rate will apply to any dividends paid to a holder of common stock who is a U.S. individual.

Distributions to U.S. holders that are corporate shareholders, constituting dividends for U.S. federal income tax purposes, may qualify for the dividends received deduction, or DRD, which is generally available to corporate shareholders. No assurance can be given that we will have sufficient earnings and profits (as determined for U.S. federal income tax purposes) to cause any distributions to be eligible for a DRD. In addition, a DRD is available only if certain holding periods and other taxable income requirements are satisfied.

Sale of Common Stock

A U.S. holder of common stock will generally recognize gain or loss on the taxable sale, exchange, or other taxable disposition of such stock in an amount equal to the difference between such U.S. holder’s amount realized on the sale and its adjusted tax basis in the common stock sold. A U.S. holder’s amount realized should equal the amount of cash and the fair market value of any property received in consideration of its stock. The gain or loss should be capital gain or loss and should be long-term capital gain or loss if the common stock is held for more than one year at the time of disposition. The deductibility of capital losses for U.S. federal income tax purposes is subject to limitations under the Code. Under current law, long-term capital gain recognized by an individual U.S. holder is generally eligible for a preferential U.S. federal income tax rate.

S-28

Information Reporting and Backup Withholding

Information reporting requirements generally will apply to payments of dividends on shares of common stock and to the proceeds of a sale of common stock unless a U.S. holder is an exempt recipient, such as a corporation. Backup withholding will apply to those payments if a U.S. holder fails to provide its correct taxpayer identification number and certification of exempt status, or fails to report its full dividend income. Any amount withheld under the backup withholding rules will be allowed as a refund or a credit against U.S. federal income tax liability, provided the required information is timely furnished to the IRS.

Certain U.S. Federal Income Tax Considerations for Non-U.S. Holders of Common Stock

Dividends on our Common Stock

We do not expect to declare or pay any dividends on our common stock in the foreseeable future. If we declare or pay any dividends on shares of our common stock, such dividends will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Distributions in excess of our current and accumulated earnings and profits will constitute a return of capital that is applied against and reduces, but not below zero, a non-U.S. holder’s adjusted tax basis in shares of our common stock. Any remaining excess will be treated as gain realized on the sale or other disposition of our common stock. See “Sale of Common Stock” below. Any dividend paid to a non-U.S. holder on our common stock will generally be subject to U.S. withholding tax at a 30% rate. The withholding tax might not apply, however, or might apply at a reduced rate, under the terms of an applicable income tax treaty between the United States and the non-U.S. holder’s country of residence. Non-U.S. holders should consult their own tax advisors regarding their entitlement to benefits under a relevant income tax treaty. Generally, in order for us or our paying agent to withhold tax at a lower treaty rate, a non-U.S. holder must certify its entitlement to treaty benefits. A non-U.S. holder generally can meet this certification requirement by providing to us or our paying agent an applicable IRS Form W-8ECI (which generally remains valid for three years, after which time a new properly completed and executed form must be provided to us or our paying agent). If the holder holds the stock through a financial institution or other agent acting on the holder’s behalf, the holder will be required to provide appropriate documentation to the agent. The holder’s agent will then be required to provide certification to us or our paying agent, either directly or through other intermediaries. If a non-U.S. holder is eligible for a reduced rate of U.S. federal withholding tax under an income tax treaty, such non-U.S. holder may obtain a refund or credit of any excess amounts withheld by filing an appropriate claim for a refund with the IRS in a timely manner.

Dividends received by a non-U.S. holder that are effectively connected with a U.S. trade or business conducted by the non-U.S. holder, or, if an income tax treaty between the United States and the non-U.S. holder’s country of residence applies, are attributable to a permanent establishment or a fixed base maintained by the non-U.S. holder in the United States, are not subject to such withholding tax. To obtain this exemption, a non-U.S. holder must provide us or our paying agent with an IRS Form W-8ECI properly certifying such exemption. Such effectively connected dividends, although not subject to withholding tax, are taxed at the same graduated rates applicable to U.S. persons, as defined under the Code, net of certain deductions and credits, subject to any applicable income tax treaty providing otherwise.

S-29

Sale of Common Stock

Non-U.S. holders will generally not be subject to U.S. federal income tax on any gains realized on the sale, exchange or other disposition of common stock unless:

•

the gain (1) is effectively connected with the conduct by the non-U.S. holder of a U.S. trade or business and (2) if an income tax treaty between the United States and the non-U.S. holder’s country of residence applies, or the gain is attributable to a permanent establishment or a fixed base maintained by the non-U.S. holder in the United States, in which case the special rules described below apply;

•

the non-U.S. holder is an individual who is present in the United States for 183 days or more in the taxable year of the sale, exchange or other disposition of our common stock, and certain other requirements are met, in which case the gain would be subject to a flat 30% tax, or such reduced rate as may be specified by an applicable income tax treaty, which may be offset by U. S. source capital losses, even though the individual is not considered a resident of the United States; or

•	if we are or were within the shorter of the five-year period preceding the disposition and the non-U.S. holder’s holding period, a “U.S. real property holding corporation,” or USRPHC.

We do not believe that we are a USRPHC and we do not anticipate becoming one in the future. Even if we are or become a USRPHC, as long as our common stock is regularly traded on an established securities market, then only a non-U.S. holder that actually or constructively owns (at any time during the shorter of the five-year period preceding the date of disposition or the holder’s holding period) more than 5% of our outstanding common stock will be subject to U.S. federal income tax on the disposition of our common stock.

Any gain described in the first bullet point above will be subject to U.S. federal income tax at the regular graduated rates. If the non-U.S. holder is a corporation, under certain circumstances, that portion of its earnings and profits that is effectively connected with its U.S. trade or business, subject to certain adjustments, generally would be subject to a “branch profits tax.” The branch profits tax rate is generally 30%, although an applicable income tax treaty between the United States and the non-U.S. holder’s country of residence might provide for a lower rate.

Information Reporting and Backup Withholding

We must report annually to the IRS and to each non-U.S. holder the gross amount of the dividends on our common stock paid to such holder and the tax withheld, if any, with respect to such dividends. Non-U.S. holders may have to comply with specific certification procedures to establish that the holder is not a U.S. person (as defined in the Code) in order to avoid backup withholding at the applicable rate with respect to dividends on our common stock.

Information reporting and backup withholding will generally apply to the proceeds of a disposition of our common stock by a non-U.S. holder effected by or through the U.S. office of any broker, U.S. or foreign, unless the holder certifies its status as a non-U.S. holder and satisfies certain other requirements, or otherwise establishes an exemption. Generally, information reporting and backup withholding will not apply to a payment of disposition proceeds to a non-U.S. holder where the transaction is effected outside the United States through a non-U.S. office of a broker. However, for information reporting purposes, dispositions effected through a non-U.S. office of a broker with substantial U.S. ownership or operations generally will be treated in a manner similar to dispositions effected through a U.S. office of a broker. Non-U.S. holders should consult their own tax advisors regarding the application of the information reporting and backup withholding rules to them.

Copies of information returns may be made available to the tax authorities of the country in which the non-U.S. holder resides or is incorporated under the provisions of a specific treaty or agreement. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules from a payment to a non-U.S. holder can be refunded or credited against the non-U.S. holder’s U.S. federal income tax liability, if any, provided that an appropriate claim is filed with the IRS in a timely manner.

Withholding on Foreign Accounts

Legislation known as the Foreign Account Tax Compliance Act and guidance issued thereunder (“FATCA”) imposes withholding taxes on certain types of payments made to “foreign financial institutions” and certain other foreign entities (including financial intermediaries). FATCA generally imposes withholding at a rate of 30% on payments to certain foreign entities of dividends on our common stock and the gross proceeds of dispositions of our common stock, unless various U.S. information reporting and due diligence requirements (generally relating to ownership by U.S. persons of interests in or accounts with those entities) have been satisfied or the entity otherwise qualifies for an exemption. An intergovernmental agreement between the United States and an applicable foreign country may modify these requirements. You should consult your tax advisor regarding the application of FATCA.

The preceding discussion of U.S. federal tax considerations is for general information only. It is not tax advice. Each prospective investor should consult his, her, or its own tax advisor regarding the particular U.S. federal, state and local and non-U.S. tax consequences of purchasing, holding and disposing of our common stock, including the consequences of any proposed change in applicable laws.

S-30

PLAN OF DISTRIBUTION

We have engaged ThinkEquity LLC, or the placement agent, to act as our exclusive placement agent to solicit offers to purchase the shares of common stock offered by this prospectus. The placement agent is not purchasing or selling any such securities, nor is it required to arrange for the purchase and sale of any specific number or dollar amount of such securities, other than to use its “reasonable best efforts” to arrange for the sale of such securities by us. Therefore, we may not sell all of the shares of common stock being offered. The terms of this offering are subject to market conditions and negotiations between us, the placement agent and prospective investors. The placement agent will have no authority to bind us by virtue of their placement agency agreement. This is a best efforts offering and there is no minimum offering amount required as a condition to the closing of this offering. The placement agent may retain sub-agents and selected dealers in connection with this offering.

Delivery of the shares of common stock offered hereby is expected to occur on or about August 29, 2025, subject to satisfaction of certain customary closing conditions.

Fees and Expenses. The following table shows the public offering price, placement agent commissions and proceeds, before expenses, to us.

	Per Share	Total
Public offering price	$9.00	$10,000,800
Placement agent commissions (7%)	$0.63	$700,056
Proceeds, before expenses, to us	$8.37	$9,300,744

We have also agreed to pay all expenses relating to the offering, including (a) all filing fees and expenses relating to the registration of the securities to be sold in the offering; (b) all fees associated with the review of the offering by FINRA and all fees and expenses relating to the listing of such shares of common stock on the NYSE American; (c) the costs of all mailing and printing of the placement agent documents; (d) the costs of preparing, printing and delivering certificates representing the common stock sold in this offering; (e) fees and expenses of the Company's transfer agent; (f) transfer and/or stamp taxes, if any, payable upon the transfer of the shares of our common stock to the placement agent; (g) fees and expenses of our legal counsel and accountants; and (h) for the actual fees and expenses incurred by the placement agent, including legal fees of the placement agent’s counsel not to exceed $125,000 and the placement agent’s other expenses in connection with the offering not to exceed $60,000.

Electronic Offer, Sale and Distribution of Shares. A prospectus supplement and the accompanying base prospectus may be made available in electronic format on the websites maintained by the placement agent and the placement agent may distribute prospectus supplements electronically. The placement agent may agree to allocate a number of shares for sale to its online brokerage account holders. Internet distributions will be allocated by the placement agent and on the same basis as other allocations. Other than the prospectus supplement in electronic format, the information on these websites is not part of this prospectus supplement or the registration statement of which this prospectus supplement forms a part, has not been approved or endorsed by us or the placement agent in its capacity as placement agent, and should not be relied upon by investors.

Other Relationships. The placement agent and its affiliates may in the future provide various investment banking, commercial banking and other financial services for us and our affiliates for which it may receive customary fees; however, except as disclosed in this prospectus supplement, we have no present arrangements with the placement agent for any further services.

Regulation M Compliance.  The placement agent may be deemed to be an underwriter within the meaning of Section 2(a)(11) of the Securities Act, and any commissions received by it and any profit realized on the sale of our securities offered hereby by it while acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act. The placement agent will be required to comply with the requirements of the Securities Act and the Exchange Act, including, without limitation, Rule 10b-5 and Regulation M under the Exchange Act. These rules and regulations may limit the timing of purchases and sales of our securities by the placement agent. Under these rules and regulations, the placement agent may not (i) engage in any stabilization activity in connection with our securities; and (ii) bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities, other than as permitted under the Exchange Act, until they have completed their participation in the distribution.

S-31

Lock-Up Agreements

Pursuant to "lock-up" agreements, we have agreed for a period of 30 days from the closing of this offering and our executive officers, directors and their affiliates have agreed, for a period of 45 days from the closing of this offering not to (i) offer, pledge, sell, contract to sell, sell any option, or contract to purchase, purchase any option, or contract to sell, grant any option, right, or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of capital stock of the Company or any securities convertible into or exercisable or exchangeable for shares of capital stock of the Company; (ii) file or cause to be filed any registration statement with the Commission relating to the offering of any shares of capital stock of the Company or any securities convertible into or exercisable or exchangeable for shares of capital stock of the Company; (iii) complete any offering of debt securities of the Company, other than entering into a line of credit with a traditional bank; or (iv) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of capital stock of the Company, whether any such transaction described in clause (i), (ii), (iii), or (iv) above is to be settled by delivery of shares of capital stock of the Company or such other securities, in cash or otherwise.

Provided that the restriction on the Company is not applicable with respect to any investment by European or Middle Eastern investors in restricted securities of the Company after SFDA approval of the breakthrough designation at a price not less than $9.00 per share of Common Stock.

Offer restrictions outside the United States

Other than in the United States, no action has been taken by us or the placement agent that would permit a public offering of the securities offered by this prospectus supplement in any jurisdiction where action for that purpose is required. The securities offered by this prospectus supplement may not be offered or sold, directly or indirectly, nor may this prospectus supplement or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons who receive this prospectus supplement are advised to inform themselves about, and to observe, any restrictions relating to this offering and the distribution of this prospectus supplement. This prospectus supplement does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus supplement in any jurisdiction in which such an offer or a solicitation is unlawful.

European Economic Area — Belgium, Germany, Luxembourg and Netherlands

The information in this document has been prepared on the basis that all offers of securities will be made pursuant to an exemption under the Directive 2003/71/EC (“Prospectus Directive”), as implemented in Member States of the European Economic Area (each, a “Relevant Member State”), from the requirement to produce a prospectus for offers of securities.

An offer to the public of securities has not been made, and may not be made, in a Relevant Member State except pursuant to one of the following exemptions under the Prospectus Directive as implemented in that Relevant Member State:

to legal entities that are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

to any legal entity that has two or more of (i) an average of at least 250 employees during its last fiscal year; (ii) a total balance sheet of more than €43,000,000 (as shown on its last annual unconsolidated or consolidated financial statements) and (iii) an annual net turnover of more than €50,000,000 (as shown on its last annual unconsolidated or consolidated financial statements);

to fewer than 100 natural or legal persons (other than qualified investors within the meaning of Article 2(1)(e) of the Prospectus Directive) subject to obtaining our prior consent or any placement agent for any such offer; or

in any other circumstances falling within Article 3(2) of the Prospectus Directive, provided that no such offer of securities shall result in a requirement for the publication by us of a prospectus pursuant to Article 3 of the Prospectus Directive.

S-32

France

This document is not being distributed in the context of a public offering of financial securities (offre au public de titres financiers) in France within the meaning of Article L.411-1 of the French Monetary and Financial Code (Code monétaire et financier) and Articles 211-1, et seq. of the General Regulation of the French Autorité des marchés financiers (“AMF”). The securities have not been offered or sold and will not be offered or sold, directly or indirectly, to the public in France.

This document and any other offering material relating to the securities have not been, and will not be, submitted to the AMF for approval in France and, accordingly, may not be distributed or caused to distributed, directly or indirectly, to the public in France.

Such offers, sales and distributions have been and shall only be made in France to (i) qualified investors (investisseurs qualifiés) acting for their own account, as defined in and in accordance with Articles L.411-2-II-2° and D.411-1 to D.411-3, D.744-1, D.754-1 and D.764-1 of the French Monetary and Financial Code and any implementing regulation and/or (ii) a restricted number of non-qualified investors (cercle restreint d’investisseurs non-qualifiés) acting for their own account, as defined in and in accordance with Articles L.411-2-II-2° and D.411-4, D.744-1, D.754-1 and D.764-1 of the French Monetary and Financial Code and any implementing regulation.

Pursuant to Article 211-3 of the General Regulation of the AMF, investors in France are informed that the securities cannot be distributed (directly or indirectly) to the public by the investors otherwise than in accordance with Articles L.411-1, L.411-2, L.412-1 and L.621-8 to L.621-8-3 of the French Monetary and Financial Code.

Ireland

The information in this document does not constitute a prospectus under any Irish law or regulation and this document has not been filed with or approved by any Irish regulatory authority as the information has not been prepared in the context of a public offering of securities in Ireland within the meaning of the Irish Prospectus (Directive 2003/71/EC) Regulations 2005 (the “Prospectus Regulations”). The securities have not been offered or sold, and will not be offered, sold or delivered directly or indirectly in Ireland by way of a public offering, except to (i) qualified investors as defined in Regulation 2(l) of the Prospectus Regulations and (ii) fewer than 100 natural or legal persons who are not qualified investors.

Israel

The securities offered by this prospectus have not been approved or disapproved by the Israeli Securities Authority (the “ISA”), nor have such securities been registered for sale in Israel. The shares may not be offered or sold, directly or indirectly, to the public in Israel, absent the publication of a prospectus. The ISA has not issued permits, approvals or licenses in connection with the offering or publishing the prospectus; nor has it authenticated the details included herein, confirmed their reliability or completeness, or rendered an opinion as to the quality of the securities being offered. Any resale in Israel, directly or indirectly, to the public of the securities offered by this prospectus is subject to restrictions on transferability and must be effected only in compliance with the Israeli securities laws and regulations.

Italy

The offering of the securities in the Republic of Italy has not been authorized by the Italian Securities and Exchange Commission (Commissione Nazionale per le Societá e la Borsa, “CONSOB”) pursuant to the Italian securities legislation and, accordingly, no offering material relating to the securities may be distributed in Italy and such securities may not be offered or sold in Italy in a public offer within the meaning of Article 1.1(t) of Legislative Decree No. 58 of 24 February 1998 (“Decree No. 58”), other than:

to Italian qualified investors, as defined in Article 100 of Decree No. 58 by reference to Article 34-ter of CONSOB Regulation no. 11971 of 14 May 1999 (“Regulation no. 11971”) as amended (“Qualified Investors”); and

in other circumstances that are exempt from the rules on public offerings pursuant to Article 100 of Decree No. 58 and Article 34-ter of Regulation No. 11971 as amended.

Any offer, sale or delivery of the securities or distribution of any offer document relating to the securities in Italy (excluding placements where a Qualified Investor solicits an offer from the issuer) under the paragraphs above must be:

made by investment firms, banks or financial intermediaries permitted to conduct such activities in Italy in accordance with Legislative Decree No. 385 of 1 September 1993 (as amended), Decree No. 58, CONSOB Regulation No. 16190 of 29 October 2007 and any other applicable laws; and

in compliance with all relevant Italian securities, tax and exchange controls and any other applicable laws.

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Any subsequent distribution of the securities in Italy must be made in compliance with the public offer and prospectus requirement rules provided under Decree No. 58 and the Regulation No. 11971 as amended unless an exception from those rules applies. Failure to comply with such rules may result in the sale of such securities being declared null and void and in the liability of the entity transferring the securities for any damages suffered by the investors.

Portugal

This document is not being distributed in the context of a public offer of financial securities (oferta pública de valores mobiliários) in Portugal, within the meaning of Article 109 of the Portuguese Securities Code (Código dos Valores Mobiliários). The securities have not been offered or sold and will not be offered or sold, directly or indirectly, to the public in Portugal. This document and any other offering material relating to the securities have not been, and will not be, submitted to the Portuguese Securities Market Commission (Comissão do Mercado de Valores Mobiliários) for approval in Portugal and, accordingly, may not be distributed or caused to distributed, directly or indirectly, to the public in Portugal, other than under circumstances that are deemed not to qualify as a public offer under the Portuguese Securities Code. Such offers, sales and distributions of securities in Portugal are limited to persons who are “qualified investors” (as defined in the Portuguese Securities Code). Only such investors may receive this document and they may not distribute it or the information contained in it to any other person.

Sweden

This document has not been, and will not be, registered with or approved by Finansinspektionen (the Swedish Financial Supervisory Authority). Accordingly, this document may not be made available, nor may the securities be offered for sale in Sweden, other than under circumstances that are deemed not to require a prospectus under the Swedish Financial Instruments Trading Act (1991:980) (Sw. lag (1991:980) om handel med finansiella instrument). Any offering of securities in Sweden is limited to persons who are “qualified investors” (as defined in the Financial Instruments Trading Act). Only such investors may receive this document and they may not distribute it or the information contained in it to any other person.

Switzerland

The securities may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange (“SIX”) or on any other stock exchange or regulated trading facility in Switzerland. This document has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this document nor any other offering material relating to the securities may be publicly distributed or otherwise made publicly available in Switzerland.

Neither this document nor any other offering material relating to the securities have been or will be filed with or approved by any Swiss regulatory authority. In particular, this document will not be filed with, and the offer of securities will not be supervised by, the Swiss Financial Market Supervisory Authority.

This document is personal to the recipient only and not for general circulation in Switzerland.

United Kingdom

Neither the information in this document nor any other document relating to this offering has been delivered for approval to the Financial Services Authority in the United Kingdom and no prospectus (within the meaning of section 85 of the Financial Services and Markets Act 2000, as amended (“FSMA”)) has been published or is intended to be published in respect of the securities offered by this Prospectus Supplement. This document is issued on a confidential basis to “qualified investors” (within the meaning of section 86(7) of FSMA) in the United Kingdom, and the securities offered by this Prospectus Supplement may not be offered or sold in the United Kingdom by means of this document, any accompanying letter or any other document, except in circumstances which do not require the publication of a prospectus pursuant to section 86(1) FSMA. This document should not be distributed, published or reproduced, in whole or in part, nor may its contents be disclosed by recipients to any other person in the United Kingdom.

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Any invitation or inducement to engage in investment activity (within the meaning of section 21 of FSMA) received in connection with the issue or sale of the securities has only been communicated or caused to be communicated and will only be communicated or caused to be communicated in the United Kingdom in circumstances in which section 21(1) of FSMA does not apply to CEL-SCI.

In the United Kingdom, this document is being distributed only to, and is directed at, persons (i) who have professional experience in matters relating to investments falling within Article 19(5) (investment professionals) of the FSMA Financial Promotions Order 2005 (“FPO”), (ii) who fall within the categories of persons referred to in Article 49(2)(a) to (d) (high net worth companies, unincorporated associations, etc.) of the FPO or (iii) to whom it may otherwise be lawfully communicated (together “relevant persons”). The investments to which this document relates are available only to, and any invitation, offer or agreement to purchase will be engaged in only with, relevant persons. Any person who is not a relevant person should not act or rely on this document or any of its contents.

Australia

This prospectus is not a disclosure document under Chapter 6D of the Australian Corporations Act, has not been lodged with the Australian Securities and Investments Commission and does not purport to include the information required of a disclosure document under Chapter 6D of the Australian Corporations Act. Accordingly, (i) the offer of the securities under this prospectus is only made to persons to whom it is lawful to offer the securities without disclosure under Chapter 6D of the Australian Corporations Act under one or more exemptions set out in section 708 of the Australian Corporations Act, (ii) this prospectus is made available in Australia only to those persons as set forth in clause (i) above, and (iii) the offeree must be sent a notice stating in substance that by accepting this offer, the offeree represents that the offeree is such a person as set forth in clause (i) above, and, unless permitted under the Australian Corporations Act, agrees not to sell or offer for sale within Australia any of the securities sold to the offeree within 12 months after its transfer to the offeree under this prospectus.

China

The information in this document does not constitute a public offer of the securities, whether by way of sale or subscription, in the People’s Republic of China (excluding, for purposes of this paragraph, Hong Kong Special Administrative Region, Macau Special Administrative Region and Taiwan). The securities may not be offered or sold directly or indirectly in the PRC to legal or natural persons other than directly to “qualified domestic institutional investors.”

Japan

The securities have not been and will not be registered under Article 4, paragraph 1 of the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948), as amended (the “FIEL”) pursuant to an exemption from the registration requirements applicable to a private placement of securities to Qualified Institutional Investors (as defined in and in accordance with Article 2, paragraph 3 of the FIEL and the regulations promulgated thereunder). Accordingly, the securities may not be offered or sold, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan other than Qualified Institutional Investors. Any Qualified Institutional Investor who acquires securities may not resell them to any person in Japan that is not a Qualified Institutional Investor, and acquisition by any such person of securities is conditional upon the execution of an agreement to that effect.

United Arab Emirates

Neither this document nor the securities have been approved, disapproved, or passed on in any way by the Central Bank of the United Arab Emirates or any other governmental authority in the United Arab Emirates, nor has the Company received authorization or licensing from the Central Bank of the United Arab Emirates or any other governmental authority in the United Arab Emirates to market or sell the securities within the United Arab Emirates. This document does not constitute and may not be used for the purpose of an offer or invitation. No services relating to the securities, including the receipt of applications and/or the allotment or redemption of such shares, may be rendered within the United Arab Emirates by the Company.

No offer or invitation to subscribe for securities is valid or permitted in the Dubai International Financial Centre.

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Canada

The securities may be sold in Canada only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the securities must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws. Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor. Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the placement agent is not required to comply with the disclosure requirements of NI33-105 regarding placement agent’s conflicts of interest in connection with this offering.

LEGAL MATTERS

The validity of the securities offered hereby has been passed upon for us by Hart & Hart, LLC of Denver, Colorado.  Sichenzia Ross Ference Carmel LLP of New York, NY, has acted as counsel for the placement agent.

EXPERTS

The financial statements of CEL-SCI Corporation (the Company) as of September 30, 2024 and 2023 and for each of the two years in the period ended September 30, 2024 incorporated by reference in this Prospectus and in the Registration Statement have been so incorporated in reliance on the reports of BDO USA, P.C., an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting. The report on the financial statements contains an explanatory paragraph regarding the Company's ability to continue as a going concern.

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WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form S-3 (File No. 333-288515) under the Securities Act of 1933, as amended, or the Securities Act, with respect to the securities offered by this prospectus supplement and the accompanying prospectus. This prospectus supplement and the accompanying prospectus filed as part of the registration statement do not contain all the information set forth in the registration statement and its exhibits. For further information about us, we refer you to the registration statement and to its exhibits.

We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains a website that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC, including us. The address of the SEC website is www.sec.gov. Our common stock is listed on the NYSE American, and reports, proxy statements and other information concerning us can also be inspected at the offices of the NYSE, 20 Broad Street, New York, New York 10005.

These documents are also available, free of charge, through our website at www.cel-sci.com. Information contained on or accessible through our website is not incorporated by reference into this prospectus supplement or the accompanying prospectus and you should not consider information on or accessible through our website to be part of this prospectus supplement or the accompanying prospectus.

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INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring you to those documents instead of having to repeat the information in this prospectus supplement and the accompanying prospectus. The information incorporated by reference is considered to be part of this prospectus supplement and the accompanying prospectus, and later information that we file with the SEC prior to the completion of this offering will automatically update and supersede this information. We incorporate by reference the documents listed below that we have filed with the SEC (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items):

•	our annual report on Form 10-K for the fiscal year ended September 30, 2024;

•	our quarterly reports on Form 10-Q for the periods ended December 31, 2024, March 31, 2025 and June 30, 2025;

•	our current reports on Form 8-K filed with the SEC on November 13, 2024, November 15, 2024, December 31, 2024, March 18, 2025, May 19, 2025, May 23, 2025, July 14, 2025 and August 22, 2025;

•	our Proxy Statement relating to our May 19, 2025 Annual Meeting of Shareholders; and

•	the description of our common stock contained in our Registration Statement on Form 8-A filed with the SEC on July 2, 1996 and all amendments and reports updating that description.

We also incorporate by reference into this prospectus supplement and the accompanying prospectus all documents (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items) that are filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, after the date of this prospectus supplement until we sell all of the securities covered by this prospectus supplement and the accompanying prospectus or the sale of securities by us pursuant to this prospectus supplement and the accompanying prospectus is terminated.

A statement contained in a document incorporated by reference into this prospectus supplement and the accompanying prospectus shall be deemed to be modified or superseded for purposes of this prospectus supplement and the accompanying prospectus to the extent that a statement contained in this prospectus supplement and the accompanying prospectus or in any other subsequently filed document which is also incorporated by reference in this prospectus supplement and the accompanying prospectus modifies or replaces such statement. Any statements so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement and the accompanying prospectus.

You may request a copy of these documents, orally or in writing, which will be provided to you at no cost by contacting:

CEL-SCI Corporation

8229 Boone Blvd., #802

Vienna, Virginia 22182

Attention: Senior Vice President of Operations

Telephone: (703) 506-9460

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PROSPECTUS

CEL-SCI CORPORATION

$100,000,000

Shares of common stock, preferred stock, convertible preferred stock, rights, warrants,

units consisting of one or more of these securities, as well as any of these securities issuable upon conversion of preferred stock or upon the exercise of warrants.

CEL-SCI Corporation may offer from time to time shares of common stock, preferred stock, convertible preferred stock, rights, warrants, units consisting of one or more of these securities, as well as any of these securities issuable upon conversion of preferred stock or upon the exercise of warrants, at an initial offering price not to exceed $100,000,000, at prices and on terms to be determined at or prior to the time of sale in light of market conditions at the time of sale.

Specific terms pertaining to the securities offered by this prospectus will be set forth in one or more accompanying prospectus supplements, together with the terms of the offering and the initial price and the net proceeds to CEL-SCI from the sale.  The prospectus supplement will set forth, without limitation, the terms of the offering and sale of such securities.

CEL-SCI may sell the securities offered by this prospectus directly, through agents designated from time to time, or through underwriters or dealers. If any agents of CEL-SCI or any underwriters or dealers are involved in the sale of the securities, the names of the agents, underwriters or dealers, any applicable commissions and discounts, and the net proceeds to CEL-SCI will be set forth in the applicable prospectus supplement.

CEL-SCI may not use this prospectus to complete sales of its securities unless this prospectus is accompanied by a prospectus supplement.

Effective May 20, 2025, CEL-SCI completed a 1-for-30 reverse stock split of its outstanding common stock (“Reverse Stock Split”). The reverse stock split did not reduce the number of authorized shares of our common stock or preferred stock. All share and per share amounts in this prospectus supplement have been adjusted to give effect to the reverse stock split. However, any documents incorporated by reference, including the financial statements, do not reflect the Reverse Stock Split

The securities offered by this prospectus are speculative and involve a high degree of risk and should be purchased only by persons who can afford to lose their entire investment.  For a description of certain important factors that should be considered by prospective investors, see "Risk Factors" beginning on page 10 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or has passed upon the accuracy or adequacy of this prospectus.  Any representation to the contrary is a criminal offense.

CEL-SCI's common stock is traded on the NYSE American under the symbol “CVM”.  On August 4, 2025 the closing price of CEL-SCI’s common stock on the NYSE American was $9.25.

The date of this Prospectus is ________, 2025

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PROSPECTUS SUMMARY

THIS SUMMARY IS QUALIFIED BY THE OTHER INFORMATION APPEARING ELSEWHERE IN THIS PROSPECTUS.

THE OFFERING

Securities Offered:

CEL-SCI may offer from time to time shares of common stock, preferred stock, convertible preferred stock, rights, warrants, units consisting of one or more of the foregoing securities, as well as any of these securities issuable upon the conversion of preferred stock or upon the exercise of the warrants, at an initial offering price not to exceed $100,000,000, at prices and on terms to be determined at or prior to the time of sale in light of market conditions at the time of sale.  CEL-SCI may not use this prospectus to complete sales of its securities unless this prospectus is accompanied by a prospectus supplement.  See the “Plan of Distribution” section of this prospectus for additional information concerning the manner in which CEL-SCI’s securities may be offered.

Common Stock Outstanding:

As of August 4, 2025, CEL-SCI had 6,882,156, outstanding shares of common stock.  The number of outstanding shares does not give effect to shares which may be issued upon the exercise and/or conversion of options or warrants.

Risk Factors:

The purchase of the securities offered by this prospectus involves a high degree of risk.  Risk factors include the lack of revenues and history of loss, need for additional capital and need for FDA approval.  See the “Risk Factors" section of this prospectus for additional Risk Factors.

Common Stock NYSE American symbol:	CVM

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BUSINESS OVERVIEW

OVERVIEW AND PRODUCT CANDIDATES

CEL-SCI Corporation is a late clinical-stage biotechnology company dedicated to research and development directed at improving the treatment of cancer and other diseases by using the immune system, the body’s natural defense system. CEL-SCI is currently focused on the development of the following product candidates and technologies:

1)	Multikine, an investigational immunotherapy under development for the potential treatment of certain head and neck cancers; and

2)	L.E.A.P.S. (Ligand Epitope Antigen Presentation System) technology, or LEAPS, with several product candidates under development for the potential treatment of rheumatoid arthritis.

Multikine (Leukocyte Interleukin, Injection) is the full name of this investigational therapy, which, for simplicity, is referred to in this prospectus as Multikine. Multikine is the trademark that the Company has registered for this investigational therapy, and this proprietary name is subject to FDA review under the Company’s future anticipated regulatory submission for approval. None of the Company’s product candidates have been approved for sale, barter or exchange by the Food and Drug Administration (FDA) or any other regulatory agency for any use to treat disease in humans nor has the safety or efficacy of these products been established for any use. There can be no assurance that obtaining marketing approval from the FDA in the United States and by comparable agencies in most foreign countries will be granted.

MULTIKINE, THE PHASE III CLINICAL TRIAL RESULTS AND PATH FORWARD

Immunotherapy is a large, high growth market. Immunotherapies use the patient’s own immune system to fight disease. These “targeted therapies” are at the forefront of modern cancer research. A Bloomberg report from January 2023 asserted that:

The global cancer immunotherapy market is expected to reach USD $196.45 billion by 2030, registering CAGR of 7.2% during the forecast period, according to a new report by Grand View Research, Inc. The rising adoption of immunotherapy over other therapy options for cancer owing to its targeted action is anticipated to increase the adoption during the forecast period. Moreover, increasing regulatory approvals from authoritarian establishments for novel immunotherapy used for oncology is also expected to further fuel the market growth.

Source:  https://www.bloomberg.com/press-releases/2023-01-18/cancer-immunotherapy-market-worth-196-45-billion-by-2030-grand-view-research-inc

CEL-SCI hopes to participate in this growing market with its lead investigational therapy Multikine® (Leukocyte Interleukin, Injection). Multikine is unique among approved cancer immunotherapies because it is given first, right after diagnosis, before any other treatment including surgery.

Multikine has been tested in approximately 740 patients in Phase 1, 2 and 3 clinical studies conducted in the U.S., Canada, Europe, Israel and Asia. In these studies, it has been administered in multiple doses by various routes and various frequencies to determine its safety and efficacy. The data from these studies allowed CEL-SCI to determine the patient population most responsive to Multikine and most likely to benefit from it. The target population is newly diagnosed advanced primary head and neck cancer patients with no lymph node involvement (determined via PET imaging) and with low PD-L1 tumor expression (determined via biopsy), two features that physicians routinely assess at baseline as part of standard practice.

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CEL-SCI completed a bias analysis for the target population in the Phase III study in preparation for submission of data to regulatory agencies including the FDA for confirmatory registration study.  The detailed data on parameters including patient age, sex, race, tumor locations, and staging demonstrate balance between the treatment and control arms.  Therefore, no bias was found, which supports confidence in Multikine’s efficacy results.

In the target patient population CEL-SCI believes Multikine significantly extended life. In the Phase III study, CEL-SCI observed a 73% survival rate with Multikine vs. only 45% without Multikine at 5 years after treatment, and a Hazard ratio of 0.35 (95% CIs [0.19, 0.66]).

CEL-SCI applied to the FDA for a 212-patient randomized controlled confirmatory registration study focusing only on those patients in the target population, which accounts for approximately 100,000 patients worldwide per year. In May 2024, CEL-SCI announced that the FDA indicated CEL-SCI may move forward with a confirmatory registration study of Multikine in the target population.

What is Multikine and who is it for? Multikine is a biological medicinal immunotherapy comprised of a mixture of natural cytokines and small biological molecules. Multikine is injected around the tumor and adjacent lymph nodes for three weeks as a first-line treatment before the standard of care (SOC), which is surgery followed by either radiotherapy or chemoradiotherapy. Multikine’s rationale for use is to incite a locoregional immune response against the tumor before the local immune system has been compromised by the standard of care and/or disease progression.

The Multikine target population is not yet treated adult patients with resectable locally advanced primary squamous cell carcinoma of the head and neck (SCCHN) in the oral cavity and who have:

•	No lymph node involvement (via PET imaging)
•	Low PD-L1 tumor expression (TPS<10) (via biopsy)

PD-L1 is a protein receptor on the tumor surface that helps the tumor repel cells of the immune system. CEL-SCI believes that patients with tumors having low PD-L1 would be more likely to respond to Multikine because their tumors have lower defenses against the patient’s immune system. CEL-SCI estimates that patients with tumors having low PD-L1 represent about 70% of locally advanced primary SCCHN patients.

Targeting low PD-L1 also differentiates Multikine from other immunotherapies. For example, checkpoint inhibitors like Keytruda and Opdivo appear to best serve patients having high PD-L1, because these drugs work by blocking PD1/PD-L1 receptors interaction; when this interaction (PD1/PD-L1) happens it leads to inactivation/death of the immune cells attacking the tumor. These checkpoint inhibitors appear to act best when tumors express high levels of PD-L1 receptors (usually TPS >20 to TPS >50).

Keytruda was approved by FDA in June 2025 as a perioperative (before and after surgery) treatment for resectable locally advanced head and neck cancer patients whose tumors express PD-L1 at a positive level. In Merck’s Phase 3 KEYNOTE-689 trial, Keytruda reduced the risk of recurrence and progression by 30%, compared with standard of care, in patients whose tumors expressed PD-L1 (CPS ≥1). The study did not show an improvement in overall survival. Patients with low to zero levels of PD-L1 did not benefit from Keytruda.

In contrast to the results of the KEYNOTE-689, CEL-SCI’s Phase 3 study showed that Multikine treated patients whose tumors expressed low (Tumor Proportion Score [TPS <10]) to zero PD-L1, had their risk of death reduced by 66% (hazard ratio 0.34, 95% CI [0.18, 0.65], p=0.0012) and extended the 5-year overall survival to 73% compared to 45% in the standard of care, log rank p=0.0015. About 70% of the patients in CEL-SCI’s Phase 3 study had low to zero levels of PD-L1.

CEL-SCI believes Multikine leads to longer survival with no safety issues. Clinical investigations of Multikine, presented at ESMO (Europe Society for Medical Oncology) in October 2023, have demonstrated in the randomized controlled Phase III trial (RCT) the following in the target population:

•	risk of death cut in half at five years versus the control;
•	28.6% absolute 5-year overall survival benefit versus control (p=0.0015);
•	0.349 hazard ratio vs control (95% CIs [0.18, 0.66], Wald p=0.0012);
•	>35% rate of pre-surgery reductions and/or downstages (p<0.01); and
•	low PD-L1 tumor expression (vs high PD-L1 where Keytruda and Opdivo work best).

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There were no demonstrable safety signals or toxicities observed in approximately 740 Multikine-treated subjects across multiple clinical trials. Adverse event (AE) and serious adverse event (SAE) incidences were not significantly different among treatment and control groups. There were no Multikine-related deaths, no Multikine-related delays of surgery, no Multikine-related interference with post-surgical treatment, and only two discontinuations. Multikine-related AEs before surgery were local and resolved after surgery. Although the literature reports that some of Multikine’s components may be toxic when administered systemically (e.g., TNFα, IFN γ, IL-1β), these toxicities did not emerge with Multikine, even at doses many times higher than those administered in the Phase III trial, primarily due to Multikine’s delivery by local injection and dosage.

CEL-SCI published its data as abstracts and posters at the annual conferences for the 2022 American Society of Clinical Oncology (ASCO), 2022 and 2023 European Society for Medical Oncology (ESMO), the 2023 European Head and Neck Society’s (EHNS’s) annual European Conference on Head and Neck Oncology (ECHNO), the 2023 European Society for Therapeutic Radiology and Oncology (ESTRO) and the 2023 American Head and Neck Society (AHNS). These publications can be accessed at http://www.cel-sci.com.

Multikine works by inducing pre-surgical responses. CEL-SCI observed statistically significant pre-surgical responses after Multikine treatment, and therefore CEL-SCI believes in the following:

➢	Multikine causes pre-surgical responses;
➢	Pre-surgical responses lead to longer life;
➢	Therefore, selecting more patients predicted to have a pre-surgical response should lead to much better survival in the target population.

A “pre-surgical response” is a significant change in disease before surgery. CEL-SCI saw two kinds of responses in the Phase III trial. First, there were “reductions” in the size of the tumor—a reduction of 30% or more qualified as a “pre-surgical reduction,” or “PSR” for short. Second, there were disease “downstages” (e.g., the disease improved from Stage IV to Stage III) pre-surgery. CEL-SCI calls this a “pre-surgical downstaging” or “PSD” for short. CEL-SCI’s 2022 ESMO cancer conference presentation reported on PSR, and CEL-SCI’s new 2023 ESMO presentation reported on PSD.

Across the whole Phase III trial, PSRs were seen in 8.5% of Multikine patients compared to none in the control group. PSDs were seen in 22% of Multikine patients as compared to 13% in the control group. Because Multikine was the only therapy given to these patients before surgery, it is CEL-SCI’s strong belief that Multikine had to be the cause of the higher rates of PSR and PSD.

These data are presented visually below. The taller blue columns show PSR and PSD rates in all 529 Multikine-treated patients in the Phase III trial, and the gray columns show PSR and PSD rates for all 394 control patients.

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It was not enough for us to show that Multikine likely leads to PSRs and PSDs as compared to a control group, CEL-SCI also had to test if PSRs and PSDs lead to improved survival. CEL-SCI’s Phase III trial demonstrated that PSR patients were 72% likely to be alive after five years, whereas control patients were only about 49% likely to be alive after five years. Patients with PSD saw similar improvement in CEL-SCI’s Phase III trial.  Their five-year chance of survival was approximately 68%. Therefore, CEL-SCI believes that the Phase III trial demonstrated that those patients who had PSR or PSD resulting from Multikine lived longer than those who were not treated with Multikine. It is important to note that these results are from the entire Phase III study population, not from a subgroup.  The likelihood of living at least five years is shown in the graphic below for patients with PSR (blue), patients with PSD (orange) and control patients who did not receive Multikine (gray).

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Multikine cut the 5-year risk of death in half in the target population. CEL-SCI’s results show that Multikine can cut the risk of death in half at five years versus the control group in the target population. Survival increased from 45% in the control group to 73% in the Multikine group at five years. This means the risk of death fell to 27% in the Multikine group from 55% in the control, shown below.

Another way to see the survival benefit of Multikine in the target population is the Kaplan-Meier curve from our ESMO ’23 poster, shown below. On the vertical axis is the probability of survival and the horizontal axis is time in months. The blue Multikine line is far above the green control line, meaning the chance of survival is much higher in the Multikine group at every point in time compared to the control. These results had a low (log rank) p-value of 0.0015, which is very significant as a statistical matter.

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CEL-SCI’s physician consultants have informed CEL-SCI that the early separation of these two survival curves (e.g., at 12 months) adds validation to the potential positive effects of Multikine.

Another measure of survival benefit is called the “hazard ratio,” which compares the rate of an event (chances) of dying between two different groups. Here, in the Multikine target population, the hazard ratio was 0.35, which means that deaths occurred in the Multikine group about one-third as frequently as in the control group. It is also important to note that the hazard ratio’s 95% confidence interval remained far below 1.0 (which would mean parity between the compared groups). In the case of Multikine, statistically speaking, there is a 95% chance that the hazard ratio would fall between 0.18 and 0.66 if Multikine were tested in the target population in another study. A hazard ratio of 0.66 as the “so called worst case scenario” (the upper limit of the 95% confidence interval - for the hazard ratio - in this case) is still below (better) than the hazard ratio required for most drug approvals.

CEL-SCI completed a bias analysis for the target population in the Phase III study in preparation for submission of data to regulatory agencies including the FDA for confirmatory registration study.  The detailed data on parameters including patient age, sex, race, tumor locations, and staging demonstrate balance between the treatment and control arms.  Therefore, no bias was found, which supports confidence in Multikine’s efficacy results.

These positive survival outcomes—increased overall survival, reduced risk of death, widely separated Kaplan-Meier curves with early separation, low hazard ratio, low p-values, low confidence intervals—CEL-SCI believes were driven by high PSR/PSD rates in the target population, as shown in the graphic below:

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CEL-SCI relies on all of these data together to support its plan to request accelerated/conditional approval in the new target population without waiting until the completion of another clinical trial.  CEL-SCI’s regulatory strategy going forward is to seek approval of Multikine following full enrollment of our confirmatory study wherever possible.

CEL-SCI applied to the FDA for a 212-patient randomized controlled confirmatory registration study focusing only on those patients in the target population, which accounts for approximately 100,000 patients worldwide per year. In May 2024, CEL-SCI announced that the FDA indicated CEL-SCI may move forward with a confirmatory registration study of Multikine in the target population.

•	The confirmatory study will be a randomized controlled trial with two arms: Multikine treatment plus standard of care versus standard of care alone.

•	If approved as a pre-surgical treatment, CEL-SCI believes Multikine should be added to the standard of care for the target population in this unmet medical need.

•

CEL-SCI believes that the confirmatory study has a high likelihood of success based on the large survival benefit that has already been observed in the target population from the completed Phase III study. The planned confirmatory study will be much smaller—less than a quarter the size of the prior study— and will focus on the patients who saw the greatest survival benefit when treated with Multikine.

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Why Do We Believe Our Confirmatory Study Will Be Successful?

An “unmet need” is a factor for approval considered by all major regulatory bodies worldwide. In the Multikine target population, there is also a great unmet need for improved survival. The current standard of care provides only about a 50/50 chance of surviving five years, whereas Multikine could increase that survival rate to over 70% in the target population based on the Phase III data. Chemotherapy (in addition to radiotherapy following surgery) has improved survival outcome for some head and neck patients, but chemotherapy is only indicated for high-risk patients, who are not likely to fall within the Multikine target population. Currently available immunotherapies are given after surgery or where surgery is not indicated, in contrast to Multikine, which is given before surgery to patients with resectable tumors. Available checkpoint inhibitors work best on tumors with high PD-L1 expression, whereas Multikine works best in tumors with low PD-L1 expression. Therefore, Multikine’s target population is underserved, and will continue to be underserved, by current therapies.

The major regulatory bodies with whom we are working, U.S. FDA, Health Canada, European Medicines Agency (EMA) and the Medicines and Healthcare products Regulatory Agency (MHRA) in the United Kingdom (UK) all have conditional approval pathways designed for situations where the target population has not been fully tested prospectively and there is strong data supporting clinical benefit for patients. The reason is that regulators understand that in many cases patients should not have to wait for additional data before being offered the chance to benefit from a new drug, especially if the drug has been shown to be safe. Every situation is different and depends on the specific facts.

IN CONCLUSION

•

Strong survival data: Multikine-treated patients in the target population had a 73% 5-year survival vs a 45% 5-year survival in the control group who did not receive Multikine in the Phase III study. In addition, no safety signals or toxicities versus standard of care. The Hazard ratio is 0.35 with an upper limit (95% Confidence Interval) of 0.66.

•	Addressing an unmet medical need: Multikine focuses on the 70% of patients (based on our 928 patient Phase 3 study) not well served by Keytruda.

•

Multikine’s Target Population: The confirmatory registration study will focus on newly diagnosed locally advanced primary head and neck cancer patients with no lymph node involvement (determined via PET scan) and with low PD-L1 tumor expression (determined via biopsy).

•

FDA pathway: CEL-SCI’s goal is to begin the 212-patient confirmatory registration study as soon as the needed capital has been raised, with full enrollment about 15 months later with the potential to seek early approval after full enrollment.

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FORWARD LOOKING STATEMENTS

This prospectus and the documents that are incorporated or deemed to be incorporated by reference into this prospectus, contain or incorporate by reference “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. You can generally identify these forward-looking statements by forward-looking words such as “anticipates,” “believes,” “expects,” “intends,” “future,” “could,” “estimates,” “plans,” “would,” “should,” “potential,” “continues” and similar words or expressions (as well as other words or expressions referencing future events, conditions or circumstances). These forward-looking statements involve risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements, including, but not limited to:

•	the progress and timing of, and the amount of expenses associated with, our research, development and commercialization activities for our product candidates, including Multikine;
•	our expectations regarding the timing, costs and outcome of any pending or future litigation matters, lawsuits or arbitration proceeding;
•	the success of our clinical studies for our product candidates;
•	our ability to obtain U.S. and foreign regulatory approval for our product candidates and the ability of our product candidates to meet existing or future regulatory standards;
•	our expectations regarding federal, state and foreign regulatory requirements;
•	the therapeutic benefits and effectiveness of our product candidates;
•	the safety profile and related adverse events of our product candidates;
•

our ability to manufacture sufficient amounts of Multikine or our other product candidates for use in our clinical studies or, if approved, for commercialization activities following such regulatory approvals;

•	our plans with respect to collaborations and licenses related to the development, manufacture or sale of our product candidates;
•	our expectations as to future financial performance, expense levels and liquidity sources;
•	our ability to compete with other companies that are or may be developing or selling products that are competitive with our product candidates;
•	anticipated trends and challenges in our potential markets;
•	our ability to attract, retain and motivate key personnel;
•	our ability to continue as a going concern; and
•	our liquidity.

All forward-looking statements contained herein are expressly qualified in their entirety by this cautionary statement, the risk factors set forth under the heading “Risk Factors” and information elsewhere in this prospectus and in the documents incorporated or deemed to be incorporated by reference into this prospectus. The forward-looking statements contained in this prospectus and any document incorporated or deemed to be incorporated by reference in this prospectus, speak only as of their respective dates.  Except to the extent required by applicable laws and regulations, we undertake no obligation to update these forward-looking statements to reflect new information, events or circumstances after the date of this prospectus or to reflect the occurrence of unanticipated events. In light of these risks and uncertainties, the forward-looking events and circumstances described in this prospectus and the documents that are incorporated by reference into this prospectus may not occur and actual results could differ materially from those anticipated or implied in such forward-looking statements. Accordingly, you are cautioned not to place undue reliance on these forward-looking statements.

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RISK FACTORS

Investment in our common stock offered pursuant to this prospectus and any prospectus supplement involves risks. You should carefully consider the risk factors incorporated by reference to our most recent Annual Report on Form 10-K, our subsequent Quarterly Reports on Form 10-Q and our Current Reports on Form 8-K and any such reports we file after the date of this prospectus, and all other information contained or incorporated by reference into this prospectus, as updated by our subsequent filings under the Securities Exchange Act of 1934, and the risk factors and other information contained in any prospectus supplement and any applicable free writing prospectus before acquiring any of such securities. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities.

SELECTED FINANCIAL DATA REFLECTING REVERSE STOCK SPLIT

Reverse Stock Split

On May 20, 2025, we effected a 1-for-30 reverse stock split of our common stock. Based on such reverse stock split, the total number of outstanding shares of common stock was adjusted from 94,037,256 to approximately 3,135,021. The par value per common share remained unchanged at $0.01. The audited consolidated financial statements of CEL-SCI Corporation included in the Annual Report on Form 10-K for the year ended September 30, 2024, and the unaudited condensed consolidated financial statements included in our Quarterly Reports on Form 10-Q for the quarterly periods ended December 31, 2024 and March 31, 2025, which are incorporated by reference into this prospectus are presented without giving effect to the reverse stock split. Except where the context otherwise requires, share numbers in this prospectus supplement reflect the 1-for-30 reverse stock split of our common stock.

The following selected financial data has been derived from our audited consolidated financial statements included in our Annual Report on Form 10-K filed with the SEC on January 13, 2025, and our unaudited condensed consolidated financial statements included in our Quarterly Reports on Form 10-Q filed with the SEC on February 14, 2025 and May 14, 2025, as adjusted to reflect the reverse stock split for all periods presented. Our historical results are not indicative of the results that may be expected in the future and results of interim periods are not indicative of the results for the entire year.

AS REPORTED

	Year Ended
	September 30.
	2024	2023
Net loss available to common shareholders	$(27,579,921)	$(32,365,855)
Net loss per common share, basic and diluted	$(0.51)	$(0.73)
Weighted average common shares outstanding, basic and diluted	54,044,989	44,479,865
Common shares outstanding at year end	63,787,104	47,422,304

	Three Months Ended
	December 31,
	2024	2023
Net loss available to common shareholders	$(7,073,062)	$(6,709,524)
Net loss per common share, basic and diluted	$(0.11)	$(0.14)
Weighted average common shares outstanding, basic and diluted	65,325,855	48,470,600
Common shares outstanding at period end	74,084,041	63,787,104

	Six Months Ended		Three Months Ended
	March 31,		March 31,
	2025	2024	2025	2024
Net loss available to common shareholders	$(13,645,451)	$(13,954,415)	$(6,572,389)	$(7,244,891)
Net loss per common share, basic and diluted	$(0.18)	$(0.28)	$(0.08)	$(0.14)
Weighted average common shares outstanding, basic and diluted	74,827,450	50,228,860	84,540,132	52,006,442
Common shares outstanding at period end	84,349,756	63,787,104	84,349,756	63,787,104

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AS ADJUSTED FOR 1-FOR-30 REVERSE STOCK SPLIT (unaudited)

	Year Ended
	September 30.
	2024	2023
Net loss available to common shareholders	$(27,579,921)	$(32,365,855)
Net loss per common share, basic and diluted	$(15.31)	$(21.83)
Weighted average common shares outstanding, basic and diluted	1,801,500	1,482,662
Common shares outstanding at year end	2,126,237	1,580,743

	Three Months Ended
	December 31,
	2024	2023
Net loss available to common shareholders	$(7,073,062)	$(6,709,524)
Net loss per common share, basic and diluted	$(3.25)	$(4.15)
Weighted average common shares outstanding, basic and diluted	2,177,529	1,615,687
Common shares outstanding at period end	2,469,468	2,126,237

	Six Months Ended		Three Months Ended
	March 31,		March 31,
	2025	2024	2025	2024
Net loss available to common shareholders	$(13,645,451)	$(13,954,415)	$(6,572,389)	$(7,244,891)
Net loss per common share, basic and diluted	$(5.47)	$(8.33)	$(2.33)	$(4.18)
Weighted average common shares outstanding, basic and diluted	2,494,248	1,674,295	2,818,004	1,733,548
Common shares outstanding at period end	2,811,659	2,126,237	2,811,659	2,126,237

USE OF PROCEEDS

We intend to use the net proceeds from the sale of the securities as set forth in any applicable prospectus supplement.

MARKET FOR CEL-SCI’S COMMON STOCK

Our common stock is publicly traded on the NYSE American under the symbol “CVM”. The following table sets forth, for the periods indicated, the high and low intraday sale prices of our common stock as reported by the NYSE American. These prices have been adjusted to reflect a reverse stock split which was effective May 20, 2025.

Quarter Ending	High	Low

FY 2023
12/31/2022	$110.40	$56.40
3/31/2023	$99.90	$64.50
6/30/2023	$88.20	$55.80
9/30/2023	$89.70	$32.40

FY 2024
12/31/2023	$96.90	$31.20
3/31/2024	$92.40	$48.90
6/30/2024	$71.70	$33.00
9/30/2024	$66.60	$30.60

FY 2025
12/31/2024	$33.90	$11.10
03/31/2025	$20.41	$6.65
06/30/25	$9.60	$1.98

As of June 30, 2025, there were 5,321,341 outstanding shares of our common stock outstanding held by approximately 435 holders of record.

Holders of common stock are entitled to receive dividends as may be declared by the Board of Directors out of legally available funds and, in the event of liquidation, to share pro rata in any distribution of CEL-SCI’s assets after payment of liabilities. The Board of Directors is not obligated to declare a dividend. CEL-SCI has not paid any dividends on its common stock and CEL-SCI does not have any current plans to pay any common stock dividends.

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The provisions in CEL-SCI’s Articles of Incorporation relating to CEL-SCI’s preferred stock would allow CEL-SCI’s directors to issue preferred stock with rights to multiple votes per share and dividend rights which would have priority over any dividends paid with respect to CEL-SCI’s common stock.  The issuance of preferred stock with such rights may make the removal of management more difficult, even if such removal would be considered beneficial to shareholders generally, and will have the effect of limiting shareholder participation in certain transactions such as mergers or tender offers if such transactions are not favored by incumbent management.

The market price of CEL-SCI’s common stock, as well as the securities of other biopharmaceutical and biotechnology companies, have historically been highly volatile, and the market has from time to time experienced significant price and volume fluctuations that are unrelated to the operating performance of particular companies. Factors such as fluctuations in CEL-SCI’s operating results, announcements of technological innovations or new therapeutic products by CEL-SCI or its competitors, governmental regulation, developments in patent or other proprietary rights, public concern as to the safety of products developed by CEL-SCI or other biotechnology and pharmaceutical companies, and general market conditions may have a significant effect on the market price of CEL-SCI’s common stock.

DILUTION

As of March 31, 2025, we had a net tangible book value of $2.79 per share. An investor purchasing shares pursuant to any prospectus supplement we subsequently file will suffer dilution equal in amount to the difference between the price paid for the securities we offer and our net tangible book value at the time of purchase.

PLAN OF DISTRIBUTION

CEL-SCI may sell shares of its common stock, preferred stock, convertible preferred stock, rights, warrants, or units consisting of any of the foregoing, as well as any securities issuable upon the conversion of preferred stock or upon the exercise of warrants in and/or outside the United States: (i) through underwriters, placement agents, or dealers; (ii) directly to a limited number of purchasers or to a single purchaser; or (iii) through agents.  The applicable prospectus supplement with respect to the offered securities will set forth the name or names of any underwriters or agents, if any, the purchase price of the offered securities and the proceeds to CEL-SCI from such sale, any delayed delivery arrangements, any underwriting discounts, commissions, and other items constituting underwriters' or placement agents’ compensation, the public offering price and any discounts or concessions allowed or reallowed or paid to dealers and any compensation paid to an underwriter or a placement agent.  The public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

Notwithstanding the above, the maximum commission or discount to be received by any NASD member or independent broker-dealer will not be greater than 10% in connection with the sale of any securities offered by means of this prospectus or any related prospectus supplement, exclusive of any non-accountable expense allowance.  Any securities issued by CEL-SCI to any FINRA member or independent broker-dealer in connection with an offering of CEL-SCI’s securities will be considered underwriting compensation and may be restricted from sale, transfer, assignment, or hypothecation for a number of months following the effective date of the offering, except to officers or partners (not directors) of any underwriter or member of a selling group and/or their officers or partners.

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CEL-SCI’s securities may be sold:

•	At a fixed price.

•	As the result of the exercise of warrants or rights, or the conversion of preferred shares, at fixed or varying prices, as determined by the terms of the warrants, rights or convertible securities.

•	At varying prices in "at the market" offerings.

•	In privately negotiated transactions, at fixed prices which may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices.

If underwriters are used in the sale, the offered securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale.  The securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters.  The underwriter or underwriters with respect to a particular underwritten offering of securities will be named in the prospectus supplement relating to such offering and, if an underwriting syndicate is used, the managing underwriter or underwriters will be set forth on the cover of such prospectus supplement.  Unless otherwise set forth in the prospectus supplement, the obligations of the underwriters to purchase the offered securities will be subject to conditions precedent and the underwriters may be obligated to purchase all the offered securities if any are purchased.

If dealers are used in the sale of offered securities in respect of which the prospectus supplement is delivered, CEL-SCI will sell the offered securities to the dealers as principals.  The dealers may then resell the offered securities to the public at varying prices to be determined by the dealers at the time of resale.  The names of the dealers and the terms of the transaction will be set forth in the prospectus supplement relating to the securities sold to the dealers.

If an agent is used in an offering, the agent will be named, and the terms of the agency will be set forth, in the prospectus supplement.  Unless otherwise indicated in the prospectus supplement, an agent will act on a best efforts basis for the period of its appointment.

The securities may be sold directly by CEL-SCI to institutional investors or others, who may be deemed to be underwriters within the meaning of the Securities Act of 1933 with respect to any resale of the securities purchased by the institutional investors.  The terms of any of the sales, including the terms of any bidding or auction process, will be described in the applicable prospectus supplement.

CEL-SCI may permit agents or underwriters to solicit offers to purchase its securities at the public offering price set forth in a prospectus supplement pursuant to a delayed delivery arrangement providing for payment and delivery on the date stated in the prospectus supplement.  Any delayed delivery contract will contain definite fixed price and quantity terms.  The obligations of any purchaser pursuant to a delayed delivery contract will not be subject to any market outs or other conditions other than the condition that the delayed delivery contract will not violate applicable law.  In the event the securities underlying the delayed delivery contract are sold to underwriters at the time of performance of the delayed delivery contract, those securities will be sold to those underwriters.  Each delayed delivery contract shall be subject to CEL-SCI’s approval.  CEL-SCI will pay the commission indicated in the prospectus supplement to underwriters, dealers or agents soliciting purchases of securities pursuant to delayed delivery arrangements accepted by CEL-SCI.

Notwithstanding the above, while prospectus supplements may provide specific offering terms, or add to or update information contained in this prospectus, any fundamental changes to the offering terms will be made by means of a post-effective amendment.

Agents, dealers and underwriters may be entitled under agreements entered into with CEL-SCI to indemnification from CEL-SCI against certain civil liabilities, including liabilities under the Securities Act, or to contributions with respect to payments made by such agents, dealers or underwriters.

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DESCRIPTION OF SECURITIES

Common Stock

CEL-SCI is authorized to issue 600,000,000 shares of common stock, (the "common stock").  Holders of common stock are each entitled to cast one vote for each share held of record on all matters presented to shareholders.  Cumulative voting is not allowed; hence, the holders of a majority of the outstanding shares of our common stock can elect all directors.

Holders of common stock are entitled to receive such dividends as may be declared by the Board of Directors out of funds legally available therefor and, in the event of liquidation, to share pro rata in any distribution of CEL-SCI's assets after payment of liabilities.  The board is not obligated to declare a dividend.  It is not anticipated that dividends will be paid in the foreseeable future.

Holders of common stock do not have preemptive rights to subscribe to additional shares if issued by CEL-SCI.  There is no conversion, redemption, sinking fund or similar provision regarding the common stock.  All of the outstanding shares of common stock are fully paid and non-assessable.

Preferred Stock

CEL-SCI is authorized to issue up to 200,000 shares of preferred stock.  CEL-SCI's Articles of Incorporation provide that the Board of Directors has the authority to divide the preferred stock into series and, within the limitations provided by Colorado statute, to fix by resolution the voting power, designations, preferences, and relative participation, special rights, and the qualifications, limitations or restrictions of the shares of any series so established.  As the Board of Directors has authority to establish the terms of, and to issue, the preferred stock without shareholder approval, the preferred stock could be issued to defend against any attempted takeover of CEL-SCI.  As of June 30, 2025, no shares of preferred stock were outstanding.

Rights Agreement

In October 2020, we declared a dividend of one Series A Right and one Series B Right, or collectively the Rights, for each share of our common stock which was outstanding on October 30, 2020.  When the Rights become exercisable, each Series A Right will entitle the registered holder, subject to the terms of a Rights Agreement, to purchase from us one share of our common stock at a price equal to 20% of the market price of our common stock on the exercise date, although the price may be adjusted pursuant to the terms of the Rights Agreement.  If after a person or group of affiliated persons has acquired 15% or more of our common stock or following the commencement of a tender offer for 15% or more of our outstanding common stock (i) we are acquired in a merger or other business combination and we are not the surviving corporation, (ii) any person consolidates or merges with us and all or part of our common shares are converted or exchanged for securities, cash or property of any other person, or (iii) 50% or more of our consolidated assets or earning power are sold, proper provision will be made so that each holder of a Series B Right will thereafter have the right to receive, upon payment of the exercise price of $100 (subject to adjustment), that number of shares of common stock of the acquiring company which at the time of such transaction has a market value that is twice the exercise price of the Series B Right.

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The description and terms of the Rights are set forth in a Rights Agreement between the Company and Computershare Trust Company, N.A., as Rights Agent.

Distribution of Rights

Initially, stockholders will not receive separate certificates for the Rights as the Rights will be represented by outstanding common stock certificates. Until the exercise date, the Rights cannot be bought, sold or otherwise traded separately from the common stock. Certificates for common stock carry a notation that indicates that Rights are attached to the common stock and incorporate the terms of the Rights Agreement.

Separate certificates representing the Rights will be distributed as soon as practicable after the earliest to occur of:

•	15 business days following a public announcement that a person or group of affiliated or associated persons has acquired beneficial ownership of 15% or more of our outstanding common stock, or

•

15 business days (or such later date as may be determined by action of our board of directors prior to such time as any person or group of affiliated persons has acquired 15% or more of our common stock) following the commencement of, or announcement of an intention to make, a tender offer or exchange offer the consummation of which would result in the beneficial ownership by a person or group of 15% or more of our outstanding common stock.

The earlier of such dates described above is called the “distribution date.”

Until the distribution date (or earlier redemption or expiration of the Rights), the surrender or transfer of any certificates for common stock outstanding as of the record date, even without such notation, will also constitute the transfer of the Rights associated with the common stock represented by such certificate. As soon as practicable following the distribution date, separate certificates evidencing the Rights will be mailed to holders of record of the common stock as of the close of business on the distribution date and such separate right certificates alone will evidence the Rights.

Exercise and Expiration

The holders of the Rights are not required to take any action until the Rights become exercisable. The Rights are not exercisable until the distribution date.  Holders of the Rights will be notified by us that the Rights have become exercisable.  The Rights will expire on October 30, 2025, unless the expiration date is extended or unless the Rights are earlier redeemed by us as described below.

Redemption

At any time prior to the distribution date, our board of directors may redeem the Rights in whole, but not in part, at a price of $0.0001 per Right. Subject to the foregoing, the redemption of the Rights may be made effective at such time, on such basis and with such conditions as our board of directors in its sole discretion may establish. Immediately upon any redemption of the Rights, the right to exercise the Rights will terminate and the only entitlement of the holders of Rights will be to receive the redemption price.

Exchange Option

At any time after a person or group of affiliated persons has acquired 15% or more of our common stock or following the commencement of a tender offer for 15% or more of our outstanding common stock, and prior to the acquisition by such person of 50% or more of the outstanding common stock, our board of directors may exchange the Rights (other than Rights owned by such person or group which have become void), in whole or in part, at an exchange ratio of one share of common stock per Right (subject to adjustment).

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Other Provisions

The terms of the Rights may be amended by our board of directors without the consent of the holders of the Rights, except that from and after such time a person or group of affiliated persons has acquired 15% or more of our common stock no such amendment may adversely affect the interests of the holders of the Rights.

Until a Right is exercised, the holder of the Right, as such, will not have any rights as a stockholder, including, without limitation, the right to vote or to receive dividends.

The Rights may have certain anti-takeover effects. The Rights will cause substantial dilution to a person or group that attempts to acquire us on terms not approved by our board of directors. However, the Rights should not interfere with any merger or other business combination approved by a majority of our board of directors because the Rights may be redeemed by us at any time prior to the distribution date. Thus, the Rights are intended to encourage persons who may seek to acquire control of us to initiate such an acquisition through negotiations with our board of directors. However, the effect of the Rights may be to discourage a third party from making a partial tender offer or otherwise attempting to obtain a substantial position in the equity securities of, or seeking to obtain control of, us.  To the extent any potential acquisition is deterred by the Rights, the Rights may have the effect of preserving incumbent management in office.

Attorneys’ Fees in Stockholder Actions

Our bylaws include a fee-shifting provision in Article X for stockholder claims. Article X provides that in the event that any stockholder initiates or asserts a claim against us, or any of our officers or directors, including any derivative claim or claim purportedly filed on our behalf, and the stockholder does not obtain a judgment on the merits that substantially achieves, in substance and amount, the full remedy sought, then the stockholder will be obligated to reimburse us and any of our officers or directors named in the action, for all fees, costs and expenses of every kind and description, including but not limited to all reasonable attorneys’ fees and other litigation expenses, that we or our officers or directors who were named in the action may incur in connection with such claim.

Our fee-shifting provision is not limited to specific types of actions, but is rather potentially applicable to the fullest extent permitted by law. There are several types of remedies that a stockholder may seek in connection with an action or proceeding against us, including declaratory or injunctive relief, or monetary damages. If a stockholder is not successful in obtaining a judgment that substantially achieves in substance, such as in the case of a claim for declaratory or injunctive relief, or amount, such as in the case of a claim for monetary damages, our and our officers’ and directors’ litigation expenses may be shifted to the stockholder.

Fee-shifting provisions are relatively new and untested. The case law and potential legislative action on fee shifting bylaws are evolving and there exists considerable uncertainty regarding the validity of, and potential judicial and legislative responses to, such bylaws. For example, it is unclear whether our ability to invoke our fee-shifting bylaw in connection with claims under the federal securities laws, including claims related to this offering, would be pre-empted by federal law. Similarly, it is unclear how courts might apply the standard that a stockholder must obtain a judgment that substantially achieves, in substance and amount, the full remedy sought. The application of our fee shifting bylaw in connection with such claims, if any, will depend in part on future developments of the law. We cannot assure you that we will or will not invoke our fee-shifting bylaw in any particular dispute, including any claims related to this offering.

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If a stockholder that brings any such claim is unable to obtain the required judgment, the attorneys’ fees and other litigation expenses that might be shifted to such a stockholder are potentially significant. This fee-shifting bylaw, therefore, may dissuade or discourage stockholders (and their attorneys) from initiating lawsuits or claims against us or our directors and officers. In addition, it may impact the fees, contingency or otherwise, required by potential plaintiffs’ attorneys to represent our stockholders or otherwise discourage plaintiffs’ attorneys from representing our stockholders at all. As a result, this bylaw may limit the ability of stockholders to affect the management and direction of our company, particularly through litigation or the threat of litigation.

Transfer Agent

Computershare, Inc., of Denver, Colorado, is the transfer agent for CEL-SCI's common stock.

LEGAL MATTERS

The validity of the securities being offered by this prospectus will be passed upon for us by Hart & Hart, Denver, Colorado.

EXPERTS

The financial statements of CEL-SCI Corporation (the Company) as of September 30, 2024 and 2023 and for each of the two years in the period ended September 30, 2024 incorporated by reference in this Registration Statement have been so incorporated in reliance on the reports of BDO USA, P.C., an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting. The report on the financial statements contains an explanatory paragraph regarding the Company's ability to continue as a going concern.

INDEMNIFICATION

CEL-SCI's bylaws authorize indemnification of a director, officer, employee or agent of CEL-SCI against expenses incurred by such person in connection with any action, suit, or proceeding to which such person is named a party by reason of such person having acted or served in such capacity, except for liabilities arising from such person's own misconduct or negligence in performance of such person's duty.  In addition, even a director, officer, employee, or agent of CEL-SCI who was found liable for misconduct or negligence in the performance of his duty may obtain such indemnification if, in view of all the circumstances in the case, a court of competent jurisdiction determines such person is fairly and reasonably entitled to indemnification.  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, or persons controlling CEL-SCI pursuant to the foregoing provisions, CEL-SCI has been informed that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

ADDITIONAL INFORMATION

CEL-SCI is subject to the requirements of the Securities Exchange Act of l934 and is required to file 10-K, 10-Q, 8-K reports, proxy statements and other information with the Securities and Exchange Commission.   The Commission maintains an Internet site that contains reports, proxy and information statements, and other information regarding CEL-SCI.  The address of that site is http://www.sec.gov.

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CEL-SCI has filed with the Securities and Exchange Commission a Registration Statement under the Securities Act of l933, as amended, with respect to the securities offered by this prospectus.  This prospectus does not contain all of the information set forth in the Registration Statement.  For further information with respect to CEL-SCI and such securities, reference is made to the Registration Statement and to the exhibits filed with the Registration Statement.  Statements contained in this prospectus as to the contents of any contract or other documents are summaries which are not necessarily complete, and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the Registration Statement, each such statement being qualified in all respects by such reference.  The Registration Statement and related exhibits may also be examined at the Commission’s internet site.

CEL-SCI will provide, without charge, to each person to whom a copy of this prospectus is delivered, including any beneficial owner, upon the written or oral request of such person, a copy of any or all of the documents incorporated by reference below (other than exhibits to these documents, unless the exhibits are specifically incorporated by reference into this prospectus). Requests should be directed to:

CEL-SCI Corporation

8229 Boone Blvd., #802

Vienna, Virginia  22182

(703) 506-9460

INCORPORATION OF DOCUMENTS BY REFERENCE – We incorporate by reference the filed documents listed below, except as superseded, supplemented or modified by this Registration Statement, and any future filings we will make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act:

•	our Annual Report on Form 10-K for the fiscal year ended September 30, 2024;

•	our Quarterly Reports on Form 10-Q for the periods ended December 31, 2024 and March 31, 2025;

•	our Current Reports on Form 8-K filed with the SEC on November 13, 2024, November 15, 2024, December 31, 2024, March 18, 2025, May 19, 2025 and May 23, 2025;

•	our Proxy Statement relating to our May 19, 2025 Annual Meeting of Shareholders; and

•	the description of our common stock contained in our Registration Statement on Form 8-A filed with the SEC on July 2, 1996 and all amendments and reports updating that description

All documents filed with the Commission by CEL-SCI pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this prospectus and prior to the termination of this offering shall be deemed to be incorporated by reference into this prospectus and to be a part of this prospectus from the date of the filing of such documents.  Any statement contained in a document incorporated or deemed to be incorporated by reference shall be deemed to be modified or superseded for the purposes of this prospectus to the extent that a statement contained in this prospectus or in any subsequently filed document which also is or is deemed to be incorporated by reference in this prospectus modifies or supersedes such statement.  Such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

The documents incorporated by reference may be accessed at the website of the Securities and Exchange Commission: www.sec.gov and at CEL-SCI's website: www.cel-sci.com.

Investors are entitled to rely upon information in this prospectus or incorporated by reference at the time it is used by CEL-SCI to offer and sell securities, even though that information may be superseded or modified by information subsequently incorporated by reference into this prospectus.

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Common Stock

CEL-SCI CORPORATION

PROSPECTUS

No dealer salesman or other person has been authorized to give any information or to make any representations, other than those contained in this prospectus.  Any information or representation not contained in this prospectus must not be relied upon as having been authorized by CEL-SCI.  This prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, the securities offered hereby in any state or other jurisdiction to any person to whom it is unlawful to make such offer or solicitation.  Neither the delivery of this prospectus nor any sale made hereunder shall, under any circumstances, create an implication that there has been no change in the affairs of CEL-SCI since the date of this prospectus.

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1,111,200 Shares Common Stock

PROSPECTUS SUPPLEMENT

ThinkEquity

August 27, 2025